EXHIBIT 10.1




















                            ASSET PURCHASE AGREEMENT

                                      among

                        KABLE FULFILLMENT SERVICES, INC.

                                     Buyer,

                                       and

                      ELECTRONIC DATA SYSTEMS CORPORATION,

                      EDS RESOURCE MANAGEMENT CORPORATION,

                                       and

                          EDS INFORMATION SERVICES LLC,

                                     Sellers

                           Dated as of March 31, 2003









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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 31, 2003, by and among Kable Fulfillment Services, Inc., a Delaware corporation ("Buyer"), and Electronic Data Systems Corporation, a Delaware corporation ("EDS"), EDS Information Services LLC, a Delaware limited liability company ("EIS"), and EDS Resource Management Corporation, a Delaware corporation ("ERMC").

     WHEREAS, EDS, EIS and ERMC (each a "Seller" and together "Sellers") are engaged in the business of providing information technology services, including the Business (as defined in Section 1.3); and

     WHEREAS, Buyer desires to purchase, and Sellers desire to sell, the Business, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration described herein, Sellers, jointly and severally, and Buyer agree as follows:

                                    ARTICLE 1
                                    ---------
                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     1.1 Purchase and Sale of Assets
         ---------------------------
     Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 4.1), Sellers shall sell, transfer, convey, assign, license and deliver (or will cause to be sold, transferred, conveyed, assigned, licensed and delivered) to Buyer, and Buyer shall purchase, acquire and accept (or cause to be purchased, acquired and accepted) from Sellers, free and clear of any and all Liens other than Permitted Liens, all of the right, title and interest of Sellers in and to those assets, rights, properties, contracts and businesses of Sellers described in paragraphs (a) through (g) below ("Transferred Assets") and the right to conduct the Business with the Transferred Assets:

     (a) The following Fixed Assets (as defined in Section 13.10) owned by Sellers (whether or not carried on Sellers' books), including all warranties and guarantees, if any, expressed or implied existing for the benefit of Sellers in connection therewith: (i) Fixed Assets owned by the Sellers located at the Real Property Site, other than as described in Schedule 1.1(a)(i) and (ii) Fixed Assets owned by the Sellers used in the Business described on Schedule 1.1(a)(ii), in each case, other than Fixed Assets classified as fixtures that cannot be transferred or assigned without a third party's consent.

     (b) (i) the assets and property listed on Schedule 1.1(b) of Sellers Disclosure Schedule; (ii) any and all other Trademarks (including any and all rights in and to the name "Neodata" and any variant thereof and all related trademark and service mark rights) used exclusively in the Business; (iii) any and all Copyrights (including any and all rights in and to the Software referred to in the following clause (iv) and any variant of such Software) used exclusively in the Business;
          (iv) any and all Software used exclusively in the Business; and (v) any and all Miscellaneous Intellectual Property Rights used exclusively in the Business at any time (all of the foregoing in clauses (i) through (v) collectively, the "Transferred Intellectual Property Rights");

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     (c)  All  Contracts  with  customers  listed in Schedule  1.1(c) of Sellers
          Disclosure  Schedule  (the  "Transferred  Customer  Contracts"),   but
          excluding all Customer Accounts Receivable;

     (d) All Contracts (other than the Transferred Customer Contracts) pursuant to which any of Sellers obtains goods or services from a third party (including Software, raw materials, equipment, supplies, finished products and lease facility support) set forth in Schedule 1.1(d) of Sellers Disclosure Schedule and any other Contract for such goods or services used exclusively in the Business (collectively, the "Transferred Vendor Contracts"), (collectively with the Transferred Customer Contracts, the "Transferred Contracts");

     (e) All rights of Sellers in respect of prepayments and deposits ("Transferred Prepaids") (other than security deposits) made by Sellers and refund entitlements pursuant to the Transferred Vendor Contracts with respect to goods to be delivered or services to be rendered after the Closing Date and rights of Sellers in respect of Customer Deposits for services to be performed for Customers after the Closing Date, and amounts prepaid by Sellers as of the Closing Date for postage and shipping exclusively for the Business, including credit balances in postage meters, postage stamps on hand and the credit balance in the postage deposit account maintained by Ascom Hasler Mailing Systems, Inc., but excluding any postage which is to be billed as part of a Customer Accounts Receivable (such latter amounts, "Postage Prepaids");

     (f) All books and records of Sellers, including manuals, operating guidelines and practices, sales and promotional data, advertising materials, customer lists, historical cost and pricing information, supplier lists, and other similar property relating exclusively to the Business and the Transferred Assets (collectively, the "Transferred Books and Records"); and

     (g) To the extent transferable, all licenses, permits, certificates of authority, development rights, authorizations, approvals, registrations, franchises and any Consent, granted or issued by a governmental or regulatory authority (collectively, "Permits") relating exclusively to the Business (the "Transferred Permits").

     1.2 Retained Assets
         ---------------
     Notwithstanding anything in the Transaction Documents or any other writing to the contrary, Buyer is purchasing only the Transferred Assets and Buyer expressly understands and agrees that all other assets and properties of Sellers shall be excluded from the Transferred Assets (such excluded assets, the "Retained Assets"), including, without limitation the following:

     (a) All Customer Accounts Receivable and cash and cash equivalents of Sellers, including securities, deposits (other than Customer Deposits and Transferred Prepaids), investments in money market funds, commercial paper, certificates of deposit, treasury bills and accrued interest thereon;

     (b) All rights of Sellers in all Intellectual Property Rights owned or controlled by Sellers pursuant to license or otherwise and whether or not used in the Business, other than the Transferred Intellectual

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          Property Rights and the Intellectual  Property Rights granted to Buyer under the Technology License Agreement and the Transition Services Agreement;

     (c) All rights under all Contracts of Sellers that are not Transferred Contracts;

     (d) All books and records of Sellers that are not Transferred Books and Records;

     (e) (i) Any refunds, credits or other assets or rights (including interest thereon or claims therefor) with respect to any Taxes (as defined below) which are Retained Liabilities (as defined below) of Sellers, and (ii) all of Sellers' Tax Returns relating to the Business for all periods prior to the Closing and any notes, worksheets, files and documents relating thereto except the Transferred Books and Records;

     (f) Any rights (including rights of Sellers to indemnification and any policy of insurance) and claims and recoveries under litigation of Sellers against third parties arising out of or relating to events occurring on or prior to the Closing Date;

     (g) Any asset of Sellers transferred or otherwise disposed of by Sellers in the ordinary course of the Business on or prior to the Closing Date; and

     (h)  All assets of Sellers relating to the ERISA Plans (as defined below).

     1.3 The Business
         ------------
     The  "Business"  shall  mean  the  provision  of  Subscription  Fulfillment
Services (as defined below) and the provision of membership list fulfillment services pursuant to the Master Services Agreement between Sierra Club and Neodata Services, Inc. dated December 1, 1997, as amended as conducted by Sellers. The "Subscription Fulfillment Services" are the following services when provided to publishers and associations in relation to periodicals: (a)
conversion and verification of subscriber information (order, statistical, financial, name and address); (b) core processing of subscription information (including mail cage operation, data entry, subscription master file maintenance, hard-copy customer service, label preparation, renewal promotion addressing, accounts receivable operation, gift processing, ABC/BPA audits); (c) report generation (including statistical, sales & circulation, file balance, ABC and BPA, circulation analysis, NDIS, and lettershop/warehouse); (d) lettershop and warehouse services (including mailing, presorting, warehouse and inventory tracking, document (i.e., labels, invoices) printing and postage tracking); (e) list order fulfillment services, including list management and tracking, name selection, data overlays and shipping and filing transfer files; and (f) back issue fulfillment services. For purposes of clarification, Subscription Fulfillment Services shall not include call center services.

                                    ARTICLE 2
                                    ---------
                            ASSUMPTION OF LIABILITIES
                            -------------------------

     2.1 Assumption of Assumed Liabilities
         ---------------------------------
     Subject to the terms and conditions of this Agreement, at the Closing, as part of the consideration for the sale of the Business and the related transfer of the Transferred Assets to Buyer under this Agreement, Buyer shall assume and agree to pay, perform and discharge, when due, only the following debts, liabilities and obligations of Sellers as related to the Business (the "Assumed Liabilities"):

     (a)  All  liabilities  of any kind  relating  to,  or  arising  under or in
          respect  of  the  Transferred   Assets  to  the  extent  arising  from

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          circumstances,  activities, acts, events, omissions or conditions that occur after, but not on or before, the Closing Date (or, in the case of Deferred Transferred Assets, prior to their transfer to Buyer), and not resulting from any action or inaction of Sellers or any other Person on or prior to the Closing Date (or, in the case of Deferred Transferred Assets, prior to their transfer to Buyer), including obligations under written warranties in the Transferred Customer Contracts for work performed after the Closing Date (or, in the case of Deferred Transferred Assets, prior to their transfer to Buyer);

     (b) Obligations arising under Transferred Customer Contracts and first due after transfer to Buyer in respect of Customer Deposits, including obligations to refund;

     (c)  Any and all Transfer Taxes (as defined in Section 3.3); and

     (d) Trade payables and purchase money indebtedness of the Business due and payable for goods to be delivered and services to be rendered after the Closing Date to the extent such obligations were incurred by the Business in the ordinary course of the Business.

     2.2 Retained Liabilities
         --------------------
     Buyer shall not be required to assume, pay or discharge any liability or obligation of Sellers related to the Business, or otherwise, unless, and only to the extent, specifically provided for in Section 2.1 of this Agreement (the "Retained Liabilities"). Without limiting the foregoing, Buyer shall not assume, and Sellers shall retain, pay and discharge as and when due, any and all liabilities and obligations of Sellers, relating to:

     (a) Any warranty and product liability claims to the extent arising out of work performed by the Business on or prior to the Closing Date;

     (b) All other liabilities relating to the Business to the extent arising prior to or on the Closing Date, except for liabilities described in Sections 2.1 (c) and (d);

     (c) Any liability relating to the Business that arises after the Closing Date to the extent that such liability arises out of or relates to any occurrence, action or failure of action on or prior to the Closing Date, except liabilities described in Sections 2.1 (c) and (d);

     (d) All trade payables and purchase money indebtedness of any of Sellers, other than those liabilities described in Section 2.1(d);

     (e) Any and all Taxes attributable to or incurred in connection with the operations of the Business or the Transferred Assets prior to or on the Closing Date and any Taxes arising as a result of the sale of the Business and the related transfer of Transferred Assets to the Buyer, and any transferee or secondary liability of Sellers in respect of any Tax or any liability of Sellers for any Tax of any Person other than Sellers, imposed by Law, Contract or otherwise (specifically excluding all Transfer Taxes, as defined in and which shall be dealt with as provided in Section 3.3) whether or not due or assessed until after the Closing Date, it being agreed that Taxes assessed and payable for periods both before and after the Closing Date shall be determined as of the Closing Date so that Sellers shall retain liability for such Taxes attributable to any period prior to and including the Closing Date and Buyer shall be liable for such Taxes for any period beginning after the Closing Date;

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     (f)  Any liability  related to any office,  warehouse or other facility and any and all real property that was owned, leased or operated by Sellers at any time on or prior to the Closing Date, to the extent such liability relates to acts or omissions that occurred on, at or appurtenant to such facilities and real property on or prior to the Closing Date;

     (g) Any obligation to or in respect of any employee or former employee of Sellers existing as of the Closing Date for unpaid wages or salary, severance pay and unpaid or unused vacation, sick leave and other paid-time-off benefits, or other compensation and any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation to the extent such claim is based upon or alleged to be based upon acts or omissions which occurred on or prior to the Closing Date.

     (h) Any and all obligations and liabilities of Sellers, whenever accrued, with respect to any of the ERISA Plans, and any and all liabilities and obligations payable with respect to any other employee benefit plan, program, agreement, policy or arrangement maintained by Sellers, whenever accrued;

     (i)  All liabilities associated with the Retained Assets; and

     (j) All liabilities of any of Sellers related to litigation commenced on or prior to the Closing Date or commenced after the Closing Date to the extent arising out of occurrences, actions or inactions on or prior to the Closing Date.

                                    ARTICLE 3
                                    ---------
                         CONSIDERATION - OTHER PAYMENTS
                         ------------------------------

     3.1 Consideration
         -------------
     (a)  The aggregate  consideration  for the Transferred  Assets shall be (i)
          (A) $10,000,000, (B) plus the absolute value of the Net Customer Postage Deposit Amount (as defined in Section 3.2(a) below), if negative, or minus the absolute value of the Net Customer Postage Deposit Amount, if positive, (C) plus the absolute value of the Inventory Differential (as defined in Section 3.2(a) below), if positive, or minus the absolute value of the Inventory Differential, if negative, (such result, the "Purchase Price"), and (D) minus the Customer Postage Deposit Amounts paid to Buyer pursuant to Section 3.2(f), and (ii) the assumption by Buyer of the Assumed Liabilities (collectively, the "Consideration"). The Net Customer Postage Deposit Amount and the Inventory Differential shall be calculated pursuant to
          Section 3.2 below.

     (b) On the Closing Date, Buyer will deliver or cause to be delivered to or on behalf of Sellers, by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated in writing by Sellers to Buyer at least two business days prior to the Closing, (i) $10,000,000, (ii) plus the absolute value of the Estimated Net Customer Postage Deposit Amount (as defined below), if negative, or minus the absolute value of the Estimated Net Customer Postage Deposit Amount, if positive, (iii) plus the absolute value of the Estimated Inventory Differential (as defined below), if positive,

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          or minus the absolute value of the Estimated  Inventory  Differential, if negative, (iv) minus $300,000 (the "Additional Payment"). A sample calculation of the Purchase Price is attached hereto as Exhibit 3.1(b).

     (c) The Additional Payment shall be due and payable by wire transfer of immediately available federal funds in the event that, on or prior to fifteen months after the Closing Date, Buyer or any of its Affiliates enters into a Contract or Contracts (or add-on or extension or renewal to any existing Contract or Contracts) to provide Subscription Fulfillment Services to Primedia, Inc. or (emap) Peterson Publishing Company or any of their respective Affiliates pursuant to which Buyer or any of its Affiliates will service one million or more active subscriber names on file in relation to periodicals or publications for which the Business provided Subscription Fulfillment Services on or prior to the Closing Date (the "Primedia Contract"). Such Additional Payment shall be payable promptly, but not later than five business days after execution of the Primedia Contract. For purposes of clarification, in the event Buyer or any of its Affiliates does not enter into any such Contract or Contracts (or add-ons, extension or renewals thereof) within fifteen months after the Closing Date, Buyer shall have no further obligation to make the Additional Payment.

     3.2 Adjustment Amount
         -----------------
     (a) At least two business days prior to the Closing, Sellers shall deliver to Buyer a statement setting forth Sellers' estimate of (i) the amount by which the aggregate amount of Customer Postage Deposits determined as of the close of business on the Closing Date will exceed (a positive result) or will be less than (a negative result) the aggregate amount of Postage Prepaids determined as of the close of business on the Closing Date (the "Net Customer Postage Deposit
          Amount") (such estimate the "Estimated Net Customer Postage Deposit Amount") and (ii) the amount by which the Inventory of the Business (as defined below) determined as of the close of business on the Closing Date will exceed (a positive result) or will be less than (a negative result) $276,000 (the "Inventory Differential")(such estimate the "Estimated Inventory Differential"). Schedule 3.2 of Sellers Disclosure Schedule sets forth Sellers' projection of the Net Customer Postage Deposit Amount, including Customer Postage Deposits by Customer as of the Closing Date. For purposes of this Section 3.2, the "Inventory" means the amount which would be classified as inventory on a balance sheet of the Business as of the Closing Date prepared consistently with the preparation of the Estimated Inventory Differential, to be determined by sample physical count valued at the lower of cost or market value as of the Closing Date.

     (b) Within 30 days after the Closing Date, Buyer shall prepare and promptly deliver to Sellers a statement (the "Closing Date Statement"), prepared in a manner consistent with the preparation of the statement provided to Buyer pursuant to Section 3.2(a), of (i) the Net Customer Postage Deposit Amount as of the close of business on the Closing Date and (ii) the Inventory Differential as of the close of business on the Closing Date. Buyer shall also provide summary supporting documentation of the valuation of Inventory.

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     (c)  As soon as  practicable  after  delivery of the Closing Date Statement and in any event within 30 days after receipt, Buyer and Sellers shall confer and attempt to reconcile any objections Sellers may have to the calculation of the Net Customer Postage Deposit Amount and the Inventory Differential. Buyer shall provide Sellers reasonable access to all financial accounting records of Buyer required for the purpose of reviewing the Closing Date Statement and verifying the accuracy and completeness thereof. The amounts comprising the Net Customer Postage Deposit Amount and the Inventory Differential in the Closing Date Statement shall be adjusted in accordance with the reconciliation of any such objections between Buyer and Sellers. If there are no such objections or all objections shall be reconciled, the Net Customer Deposit Postage Amount and/or the Inventory Differential shall be finalized in accordance with the parties' written agreement thereto which shall be conclusive and binding on them.

     (d) If, at the end of the 60 day period after the Closing Date, Buyer and Sellers fail to reach agreement with respect to the Net Customer
          Postage Deposit Amount and/or the Inventory Differential, then the parties will jointly engage PricewaterhouseCoopers, an independent, nationally recognized accounting firm, (the "Accounting Firm"), to review only such matters as to which agreement has not been reached. In such event, the Accounting Firm shall be requested to resolve all outstanding disputes within 30 days after being retained by the parties. The parties shall cooperate fully with the Accounting Firm and the Accounting Firm shall make its determination within the range of amounts claimed by Buyer and Sellers. The fees and expenses of the Accounting Firm shall be borne equally by Buyer on the one hand and Sellers on the other hand. The Net Customer Postage Deposit Amount and/or the Actual Inventory Differential shall immediately become finalized and conclusive and binding on the parties upon the final written determination of the Accounting Firm.

     (e) (i) Within five business days after the Net Customer Postage Deposit Amount is finalized pursuant to Section 3.2(c) or (d) (as the case may be), on a dollar for dollar basis (A) Buyer shall pay to Sellers the amount by which the Estimated Net Customer Postage Deposit Amount exceeds the Net Customer Postage Deposit Amount, or (B) Sellers shall pay to Buyer, the amount by which the Net Customer Postage Deposit Amount exceeds the Estimated Net Customer Postage Deposit Amount; provided that, no amount shall be due and payable under this Section 3.2(e)(i) unless the difference between the Net Customer Postage Deposit Amount and the Estimated Net Customer Postage Deposit Amount exceeds $5,000.

          (ii) Within five business days after the Inventory Differential is finalized pursuant to Section 3.2(c) or (d) (as the case may be) on a dollar for dollar basis (A) Sellers shall pay to Buyer the amount by which the Estimated Inventory Differential exceeds the Inventory Differential, or (B) Buyer shall pay to Sellers the amount by which the Inventory Differential exceeds the Estimated Inventory Differential provided that, no amount shall be due and payable under this Section 3.2(e)(ii) unless the difference between the Inventory Differential and the Estimated Inventory Differential exceeds $5,000.

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

     (f) For each Transferred Customer Contract that is a Deferred Transferred Asset (as defined in Section 4.3), the Customer Postage Deposit Amount attributable to such Deferred Transferred Asset shall not be included in the calculations of the Net Customer Postage Deposit Amounts or the Estimated Net Customer Postage Deposit Amounts as of the Closing Date and the corresponding liability shall not be assumed by Buyer. Sellers shall periodically inform Buyer (but no less than weekly) regarding the status of obtaining Consent to transfer such Deferred Transferred Assets. Upon receipt of the requisite Consent to transfer any such Transferred Customer Contract that is a Deferred Transferred Asset, the associated Customer Postage Deposit shall become a Transferred Asset, and the corresponding liability shall be assumed by Buyer. Such Customer Postage Deposits shall be payable in the aggregate monthly, at the end of each month.

     3.3 Transfer and Other Taxes
         ------------------------
     (a) Buyer shall be responsible for, shall indemnify Sellers against and shall timely pay all sales, use, value-added, stamp, duty, transfer or other similar tax arising out of or in connection with the sale of the Transferred Assets to Buyer pursuant to this Agreement ("Transfer Taxes"). For the avoidance of doubt, it is understood that in no event shall Transfer Taxes include income or gross receipts taxes. The party that has the primary responsibility under Law for the collection and remittance of any particular Transfer Tax shall (i) prepare and timely file the relevant Tax Return and, if the Sellers, collect the proper Tax from the Buyer, provided that, prior to filing, any such Tax Return prepared by Buyer shall be subject to the approval of Sellers, and any such Tax Return prepared by any Seller shall be subject to the approval of Buyer, which approvals shall not unreasonably be withheld, conditioned or delayed and (ii) pay the Transfer Taxes shown on such Tax Return. Upon notification from Sellers of the proper Tax amount owed in respect of any Tax Return to be filed by Sellers, Buyer shall remit payment to Sellers in immediately available funds within ten days after receipt of such notice. The parties shall cooperate with each other to the extent reasonably necessary to file all relevant Tax Returns.

     (b) With respect to any tangible personal property included in the Transferred Assets that will be held for resale by Buyer, Buyer shall furnish Sellers at Closing with valid and proper exemption certificates and Sellers shall accept such certificates with respect to any such tangible personal property. Upon Sellers' request, Buyer shall also furnish Sellers with certain other exemption certificates, letter rulings, notifications or similar documents furnished to Buyer from the appropriate state taxing authority with respect to sales and use Tax.

     (c) Each party hereto shall notify the other party in writing of any claim or demand for any Transfer Taxes promptly after obtaining knowledge thereof. Neither Sellers nor Buyer shall initiate any claim or proceeding for a refund of any Transfer Taxes without the prior written consent of the other party (which consent shall not unreasonably be withheld, conditioned or delayed). The Buyer may handle any such claim or proceeding where it is the responsible person for such Transfer Tax. Sellers and Buyer shall cooperate in good faith in the defense, prosecution, compromise or settlement of any claim, demand or proceeding (a "Contest"), except that neither party shall have the right to agree to a settlement or compromise of a Contest without the prior written consent of the other (which consent shall not unreasonably be withheld, conditioned or delayed). The parties' obligations under this Section 3.3(c) shall remain notwithstanding any other provisions of this Agreement.

     (d)  For the  avoidance  of doubt,  it is  understood  that as  provided in
          Section 1.2(e) and Section 2.2(e), Sellers shall be liable for (and shall be entitled to any refunds of) any and all Taxes attributable to or incurred in connection with the ownership of the Business or Transferred Assets on or prior to the Closing Date and any other Taxes which are Retained Liabilities, and as provided in Section 2.2(e), Buyer shall be liable for any and all Taxes attributable to or incurred in connection with the ownership of the Business or Transferred Assets after the Closing Date or arising out of the transactions contemplated hereby which are not Retained Liabilities.

     (e) In the case of an audit or administrative or judicial proceeding that relates to a period ending on or before the Closing Date, Sellers shall have the sole right, at their expense, to control the conduct of such audit or proceeding; provided, however, that Sellers shall not, without the written consent of Buyer (which consent may not be unreasonably withheld, conditioned or delayed), consent to or otherwise concede any proposed adjustment which may have a materially adverse effect on the Taxes of Buyer for taxable periods ending after the Closing Date. Buyer shall control the defense and settlement of any contest relating to taxable periods or portions thereof that begin on or after the Closing Date, provided, however, that Buyer shall not, without the written consent of Sellers (which consent shall not be unreasonably withheld, conditioned or delayed) consent or otherwise concede any proposed adjustment may have a materially adverse effect on the Taxes of a Seller for taxable periods beginning before the Closing Date.

     3.4 Allocation of Consideration
         ---------------------------
     Sellers and Buyer agree that, to the extent required to be capitalized for Tax purposes, they will allocate (i) the Consideration other than the Assumed Liabilities referred to in Section 2.1(a) plus (ii) the Additional Payment among the Transferred Assets for all Tax purposes (including in preparing all relevant Tax Returns, information reports, and other Tax documents and forms) in accordance with an allocation to be mutually agreed to as soon as practicable after the Closing Date. Each party hereto agrees that it will adopt and utilize the allocation so agreed to for purposes of all Tax Returns filed by Buyer and Sellers. Each of Buyer and Sellers agrees to prepare and timely file all applicable Internal Revenue Service and applicable State Tax forms relating to such Consideration allocation, to cooperate with the other in the preparation of such forms, and to furnish the other with a copy of such forms prepared in draft, within a reasonable period before the filing due date thereof. Neither Buyer nor Sellers will assert that such Consideration allocation was not separately bargained for at arm's-length and in good faith. Each party hereto recognizes that the Consideration does not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. If, within a reasonable period of time after the Closing Date, Sellers and Buyer are unable, in good faith, to reach an agreement as to the allocation of the Consideration, Sellers and Buyer may respectively use their own respective allocation methodologies and statements for purposes of the Tax Returns and proceedings contemplated by this Section 3.4. Sellers also agree that in any event the application of the adjustments provided for in Section 3.2(e), the payments provided for in Section 3.2(f) or the Additional Payment will not be reported for Tax purposes as a payment to Buyer or an amount deductible by Sellers.



                                    ARTICLE 4
                                    ---------
                                     CLOSING
                                     -------

     4.1 Closing Date
         ------------
     Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities (the "Closing") shall be at 10:00 A.M. local time at such location as the parties may agree, on the last business day of the month in which all of the conditions to all parties' obligations hereunder have been satisfied, unless waived by the appropriate party, or on such earlier or later date as shall be agreed upon by the parties, but in no event later than the Outside Termination Date (as defined in Section 12.1) (the "Closing Date").

     4.2 Deliveries at the Closing
         -------------------------
     (a) At the Closing, Sellers will deliver or cause to be delivered to Buyer, duly executed by Sellers:

          (i) a sublease substantially in the form attached as Exhibit 4.2(a)(i) for the Real Property Site accompanied by a consent to such sublease in form and substance reasonably acceptable to Buyer and Sellers duly executed by the sublessor's landlord, (together with appropriate schedules and exhibits, the "Buyer Lease Agreement");

          (ii) a bill of sale and assignment and assumption agreement, substantially in the form attached as Exhibit 4.2(a)(ii), for the Transferred Assets and Assumed Liabilities (the "Bill of Sale and Assignment and Assumption Agreement");

          (iii)a technology license agreement substantially in the form attached as Exhibit 4.2(a)(iii) (together with appropriate schedules and exhibits, the "Technology License Agreement"), pursuant to which Sellers shall grant to Buyer a license to use certain Intellectual Property Rights as set forth therein;

          (iv) a  services  agreement  substantially  in the  form  attached  as
               Exhibit 4.2(a)(iv) (together with appropriate schedules and exhibits, the "Transition Services Agreement"), pursuant to which Buyer and Sellers shall provide to each other certain services as set forth therein;

          (v)  an  assignment  substantially  in the form  attached  as  Exhibit
               4.2(a)(v) for certain of the Trademarks included in the Transferred Intellectual Property Rights (together with appropriate schedules and exhibits, the "Trademark Assignment");

          (vi) a  services  agreement  substantially  in the  form  attached  as
               Exhibit 4.2(a)(vi) (together with appropriate schedules and exhibits, the "Call Center Agreement"), pursuant to which Sellers shall provide call center and other services to Buyer;

          (vii)all such other endorsements, assignments and other instruments as are reasonably necessary to transfer to Buyer good and marketable title to the Transferred Assets (the "Other Conveyance Documents"); and

          (viii) the certificates referred to in Section 10.5.

     (b) At the Closing, Buyer will deliver or cause to be delivered to or on behalf of Sellers, duly executed as appropriate by Buyer:

          (i)  the Cash Purchase Price pursuant to the terms of Section 3.1(b);

          (ii) the Bill of Sale and Assignment and Assumption Agreement;

          (iii)the Buyer Lease Agreement accompanied by the guaranty of such sub-lease substantially in the form of Exhibit B to Exhibit 4.2(a)(i) hereto duly executed by the guarantor named therein;

          (iv) the Technology License Agreement;

          (v)  the Transition Services Agreement;

          (vi) the Call Center Agreement;

          (vii)certificates required by all relevant taxing authorities that are necessary to support any exemption from the imposition of any sales or similar tax on the transfer of the Transferred Assets or Business, including valid resale certificates, letter rulings, notifications or similar documents furnished to Buyer from the appropriate taxing authority; and

          (viii) the certificates referred to in Section 9.5.

     Reference is made to the Guaranty, executed contemporaneously herewith, which is a material inducement to Sellers to enter into this Agreement and the other Transaction Documents.

     4.3 Certain Consents; No Unlawful Transfers
         ---------------------------------------
     (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the actual or attempted transfer or assignment to Buyer of any of the Transferred Assets or Assumed Liabilities is prohibited by any applicable Law or would require any Consent, and any such Consent is not obtained prior to the Closing Date, this Agreement shall not constitute an actual or attempted sale, assignment, transfer, conveyance or delivery thereof.

     (b) (i) If, on the Closing Date, (A) Sellers have not obtained any Consent necessary to transfer, or assign any of Sellers' right, title or interest in or to any of the Transferred Assets after having used commercially reasonable efforts to obtain such Consent, (B) the conditions precedent to the Closing set forth in
               Article 9 and Article 10 otherwise have been satisfied and (C) the failure to transfer or assign such asset either individually or in the aggregate, is not reasonably likely to have a Seller Material Adverse Effect (as defined below), then such Transferred Assets shall not be transferred to Buyer at the Closing, shall constitute deferred Transferred Assets ("Deferred Transferred

               Assets") and shall not be Transferred Assets unless and until transferred to Buyer as provided below.

          (ii) After the Closing, (A) Sellers will continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the transfer, assignment, or license of each Deferred Transferred Asset and will transfer, assign, or license each Deferred Transferred Asset to Buyer as soon as practicable after the receipt of such Consent and/or removal of such impediment, (B) until the transfer or assignment, or license with respect to any Deferred Transferred Asset is accomplished, the parties shall cooperate in any lawful arrangement that is not unduly economically burdensome (including, to the extent permitted, subcontracting, sublicensing or performance by a Seller as agent) to provide that Buyer shall receive the benefits of such Deferred Transferred Asset, and such that the Buyer shall perform Sellers' obligations under the Assumed Liabilities or such Deferred Transferred Asset, to the same extent as if the Deferred Transferred Asset were transferred, assigned or subleased to Buyer at Closing and (C) until the transfer, assignment, or license with respect to any Deferred Transferred Asset is accomplished, at the request and for the account of Buyer, Sellers will enforce, at Buyer's expense (which shall be considered an expense resulting from the operation of the Business or the Transferred Assets by Buyer after the Closing within the scope of Section 11.2(b)(iii)), any of Sellers' rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Transferred Asset in accordance with its terms, provided that Buyer pays any cancellation or other fee due upon such termination). Buyer will act with reasonable diligence and use commercially reasonable efforts to assist, and cooperate with, Sellers in obtaining such Consents and removing any such impediments to the transfer or assignment of the Deferred Transferred Assets.

                                    ARTICLE 5
                                    ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------
     Sellers represent and warrant to Buyer, as a material inducement to Buyer's executing and delivering this Agreement, as follows:

     5.1 Organization; Existence and Qualification
         -----------------------------------------
     Each Seller is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which such Seller is organized. Each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction where such qualification is required to conduct the Business, except where the failure to be so qualified would not have a Seller Material Adverse Effect.

     5.2 Power; Authority; Enforceable Obligations
         -----------------------------------------
     The execution and delivery of this Agreement and the other Transaction Documents to which any of them is a party by Sellers and the consummation by Sellers of the transactions contemplated hereby and thereby, have been, or will be by the Closing Date, duly authorized by all requisite corporate or limited liability company action, as the case may be, on the part of Sellers. This Agreement is, and each of such other Transaction Documents when executed and delivered by Sellers at Closing will be, a valid and binding agreement of Sellers party thereto, enforceable against such Sellers in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

     5.3 No Conflicts or Violations
         --------------------------
     Except as provided in Schedule 5.3 of Sellers Disclosure Schedule, no Consent of any Person under any Law, Permit or Transferred Contract is required for the execution or delivery by any Seller of this Agreement or any other Transaction Document to which it is a party, or the performance of its respective obligations hereunder or thereunder, other than a violation of Law which would not have a Seller Material Adverse Effect. Neither the execution, delivery or performance by any Seller of this Agreement or any other Transaction Document to which it is a party nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Sellers with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws or similar organizational document of any Seller, (b) subject to obtaining the Consents identified in Schedule 5.3 of Sellers Disclosure Schedule, violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any Transferred Contract or any Transferred Permit, except as would not individually or in the aggregate have a Seller Material Adverse Effect, (c) violate any Law or court order other than any violation which would not have a Seller Material Adverse Effect, or (d) impose any Lien on the Transferred Assets or the Business other than a Permitted Lien.

     5.4 Financial Statements
         --------------------
     Sellers have delivered to Buyer the following financial information (the "Financial Statements") for the Business: Unaudited Financial Statements
(including Results of Operations for the year ended December 31, 2002 and Statement of Net Assets as of December 31, 2002) attached as Schedule 5.4 of Sellers Disclosure Schedule. The Financial Statements fairly present, in all material respects, the results of operations of the Business for the period set forth therein and the assets and liabilities of the Business as of the date thereof in accordance with EDS accounting policies, which are in conformity with GAAP, in each case subject to the qualifications set forth below and in Schedule
5.4. All of the Financial Statements are subject to the qualification that the Business does not and has not operated as a separate "stand-alone" entity. As a result, the Business received certain allocated charges and credits as described in Schedule 5.4 of Sellers Disclosure Schedule. Such charges and credits, while believed by Sellers to be reasonable, do not necessarily reflect the amounts which would have resulted from arm's-length transactions. In addition, in order to present the stand-alone Financial Statements for the Business, a number of significant assumptions have been made by Sellers, all of which are believed by Sellers to be reasonable and are described in Schedule 5.4.

     5.5 Absence of Changes
         ------------------
     Since the date of the Financial Statements, except as disclosed in Schedule
5.5 of Sellers Disclosure Schedule, except for the matters required to be performed by Sellers pursuant to Article 7 and 8 of this Agreement:

     (a) there has not been any change in the condition (financial or otherwise) of the Business or the Transferred Assets other than changes which individually or in the aggregate do not have a Seller Material Adverse Effect;

     (b) Sellers have not permitted or allowed any of the Transferred Assets to be subjected to any Liens other than (i) Liens for current taxes or assessments not delinquent, (ii) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier Liens or other similar Liens arising in the ordinary course of business for obligations which are not delinquent, (iii) other similar Liens which do not materially affect the value of the Transferred Assets so subject or the right to use or the usefulness thereof, and (iv) the Liens identified in Schedule 5.5(b) of Sellers Disclosure Schedule (collectively the "Permitted Liens");

     (c) Sellers have not transferred or otherwise disposed of any of the assets of the Business, except in the ordinary course of business;

     (d) Sellers have not granted any material increase in the compensation of the Designated Employees engaged in the Business (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment);

     (e) Sellers have not paid, discharged or satisfied any claims, liabilities or obligations relating exclusively to the Business (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction of any claims, liabilities or obligations made in the ordinary course of business;

     (f) Sellers have not changed any of their business practices as they relate to the Business, including, without limitation, advertising, marketing, pricing, purchasing, sales, and warranty except in the ordinary course of business;

     (g) Sellers have not amended any Transferred Customer Contract or any other Transferred Contract which is material to the Business in any material respect or waived, released or canceled any material claim, debt or right thereunder except as agreed by Buyer or in the ordinary course of business;

     (h) Sellers have not issued any credits to Customers or commitments to Customers for rework which remain unapplied or unperformed in any material respect except in the ordinary course of business;

     (i) Sellers have conducted, or caused to be conducted, the Business consistent in all material respects with the ordinary course of business;

     (j) Sellers have not agreed, whether in writing or otherwise, to take any action described in the foregoing clauses (b) through (h) or the taking of which would result in a violation of clause (i) of this
          Section 5.5; and

     (k) Sellers have not received notice of any intention by a Customer to terminate or not renew or to renegotiate any material term of its Transferred Customer Contract or by any other party to terminate any other Transferred Contract which is material to the Business except as would not individually or in the aggregate have a Seller Material Adverse Effect.

     5.6 Title to Assets
         ---------------
     Subject to receipt of the Consents identified in Schedule 5.3 of Sellers Disclosure Schedule:

     (a) each Seller has or will have at the Closing good title to, or the right to license, sublicense, sublease, assign or transfer, all property and contractual rights, if any, that it is required to license, sublicense, sublease, assign or transfer to Buyer under the Transaction Documents; and

     (b) at Closing, none of the Transferred Assets will be subject to any Liens, other than Permitted Liens.

     5.7 Lease
         -----
     (a) A true, correct and complete copy of the lease to Sellers (the "Louisville Master Lease") of the premises (the "Louisville Facility") to be leased to Buyer pursuant to the Buyer Lease Agreement has been provided to Buyer. The Louisville Master Lease is valid, binding and enforceable in accordance with its terms, and, to the knowledge of Sellers, in full force and effect, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

     (b)  Except as set forth on Schedule 5.7 of Sellers Disclosure Schedule:

          (i) all rent and other amounts due and payable by Sellers under the Louisville Master Lease on or prior to the Closing Date will have been paid prior to the Closing Date;

          (ii) Sellers have neither given nor received notice of any, and, to Sellers' knowledge, there is no dispute, claim, event of default or other event which constitutes a default by Sellers or the landlord under the Louisville Master Lease which would give the landlord thereunder the right to terminate the same;

          (iii)Sellers have received no notice of any material violation, or claimed material violation, of any covenant, condition or other restriction, mineral right, reservation or agreement, royalty agreement, mortgage, security interest, right of way, license, easement, or other agreement to which the Louisville Facility is subject, other than violations that would not have a Seller Material Adverse Effect;

          (iv) Sellers have received no notice of any special assessments or other assessments for public improvements against the Louisville Facility any periodic payment of which would become due after the

               Closing Date, including without limitation, those for construction of sewer, water, gas and electrical lines and mains, streets, roads, sidewalks and curbs, except assessments that would not have a Seller Material Adverse Effect;

          (v) To Seller's knowledge, all certificates of occupancy, and Permits relating to electrical, plumbing, HVAC or other licensed or regulated work, zoning, building, housing, safety, health, fire, environmental protection, and other Permits, licenses and approvals which Sellers are required to obtain with respect to the Louisville Facility to conduct the Business in the ordinary course have been obtained and to the extent transferable will at Closing be transferred to Buyer, other than those the absence of which would not have a Seller Material Adverse Effect; and

          (vi) no Persons other than Sellers, Fiserv DC, Inc. and Primedia Inc. occupy any part of the Louisville Facility and other than the license with Fiserv DC, Inc. and the sublease with Primedia, Inc, true, correct and complete copies of which have been provided to Buyer, there are no leases, subleases, concessions, or other agreements granting to any Person other than Sellers the right of use or occupancy of any portion of the Louisville Facility property.

     For purposes of this Section 5.7, to Sellers' knowledge, shall mean to the actual, conscious belief of the persons listed in Schedule 5.19(b), without any obligation to have conducted any independent investigation.

     5.8 Condition of Fixed Assets
         -------------------------
     All Fixed Assets to be transferred to Buyer by Sellers pursuant to this Agreement, whether owned or leased, are being transferred "as is," "where is," and "with all faults." To Sellers' knowledge, there are no material inaccuracies in the maintenance logs kept by or on behalf of the Business for the Fixed Assets except as would not have a Seller Material Adverse Effect. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 5, SELLERS MAKE NO WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF ANY OF THE FIXED ASSETS INCLUDED IN THE TRANSFERRED ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     5.9 Transferred Contracts
         ---------------------
     Schedule  5.9 of  Sellers  Disclosure  Schedule  contains a list of (x) all
Transferred Customer Contracts, and (y) all other Transferred Contracts (i) involving at least $10,000 of future consideration, or (ii) having a remaining duration of at least six months, or (iii) otherwise material to the Business. Other than as set forth in Schedule 5.9 of Sellers Disclosure Schedule, there are no employment agreements with any Designated Employees other than Sellers' standard form employment, non-disclosure and confidentiality agreements. Other than as set forth on Schedule 5.9 of Sellers Disclosure Schedule, neither Sellers nor, to Sellers' knowledge, any other party to any Contract that is, or with the receipt of any Consent would be, a Transferred Customer Contract or is otherwise required to be listed on Schedule 5.9 (the "Material Contracts") is in Default under such Material Contract; each Material Contract is, to Sellers' knowledge, valid and binding and in full force and effect, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought, and there exists no actual, or, to Sellers' knowledge, no threatened termination, cancellation, or material modification (x) to any Transferred Customer Contract, or (y) to any other Material Contract, in the latter case, which individually or in the aggregate would have a Seller Material Adverse Effect. Sellers have made available to Buyer true and correct copies of all of the Contracts listed on Schedule 5.9 which are written and true and correct written statements of the terms of any of them that are oral. To the knowledge of Sellers, the obligations of Sellers in respect of which Sellers are holding a Customer Deposit which is not a Postage Deposit under any Transferred Customer Contract are performable by the Business in the customary and usual course at a cost not in excess of 110% of the amount of the related Customer Deposit. None of the Transferred Contracts are between Sellers and any third party of which a Seller is an Affiliate.

     5.10 Litigation
          ----------
     Except as disclosed in Schedule 5.10, there is no Legal Proceeding pending or, to the knowledge of Sellers, threatened against, or involving or arising in connection with, the Transferred Assets or the Business, or which questions or challenges the validity of this Agreement or of the other Transaction Documents or any action taken or to be taken by Sellers pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

     5.11 Environmental Matters
          ---------------------
     (a) Sellers have not received any notice that the property subject to the Buyer Lease Agreements is in violation of any applicable Law, order, decree, Permit, license or other governmental requirements and Contracts relating to pollution, the protection of human health and the environment and the discharge or release of, or exposure to materials.

     (b) Sellers have not transported, used, stored, maintained, generated, manufactured, handled, disposed of, released, or discharged any Hazardous Material (as defined below) upon or about the Sublease Premises or the Building (as such terms are defined in the Buyer Lease Agreement), nor permitted Sellers' employees, agents, contractors and other occupants of the Sublease Premises to engage in such activities upon or about the Sublease Premises or the Building, except for the transportation to and from, and use, storage, maintenance, and handling within, the Sublease Premises or the Building of substances customarily used in similar buildings and which were used and maintained only in such quantities as were reasonably necessary for Sellers' use of the Sublease Premises to conduct the Business, strictly in accordance with any and all applicable Laws and the manufacturers' instructions therefore, except as would not have a Seller Material Adverse Effect. The disposal, release or discharge of such substances and their transport to and from the Sublease Premises were in compliance with all applicable Laws except actions and omissions that would not have a Seller Material Adverse Effect.

     (c)  The  term  "Hazardous  Material"  shall  mean any  chemical,  mineral, substance, material, or waste, or component thereof, whether in a solid, liquid or gaseous state, (x) which is now listed, defined, or regulated as a hazardous or toxic chemical, mineral, substance, material, or waste, or component thereof by any federal, state, or local governing or regulatory body having jurisdiction, or (y) the presence of which would trigger any employee or community "right-to-know" requirements adopted by any such governing or regulatory body, or for which any such governing or regulatory body has adopted any requirements for the preparation or distribution of any material safety data sheet issued by the manufacturer therefor concerning the removal, transportation and disposal of the same, or
          (z) which is otherwise subject to regulation under any Law concerning hazardous or toxic chemicals, minerals, substances, materials or wastes or components thereof, including, without limitation, (i) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq, (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq, (iii) the Federal Water Pollution Control Act/Clean Water Act, 33 U.S.C. 1251 et seq.;
          (iv) the  Clean  Air Act,  42  U.S.C.    7901 et seq.,  (v) the  Toxic
          Substances Control Act, 15 U.S.C. 2601 et seq., and (vi) the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., and the regulations adopted and publications promulgated pursuant to said Laws, and any amended, revised or successor Law thereto.

     5.12 Taxes
          -----
     (a) Sellers have filed or will file with the appropriate taxing authorities all Tax Returns required to be filed with respect to or attributable to the Business or the Transferred Assets within the time prescribed by Law (including extensions of time approved by such taxing authorities). Such Tax Returns accurately and completely set forth or will accurately and completely set forth in all material respects all liabilities for Taxes with respect to the Business or Transferred Assets required under applicable Law to be reflected or included in such Tax Returns.

     (b) Sellers have or will have timely paid or caused to be paid in full all Taxes shown to be due on such Tax Returns and, with respect to the Business and the Transferred Assets, complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment of withheld Taxes, except those Taxes or withholdings that are being disputed in good faith.

     (c) There are no Liens for Taxes upon the Business or the Transferred Assets except Liens for Taxes not yet due.

     5.13 Labor Matters
          -------------
     There is no collective bargaining or other labor contract which involves the Designated Employees. There is no labor strike, dispute, slowdown or work stoppage or lockout or labor union organization effort pending or, to the knowledge of Sellers, threatened against or affecting the Business. Except as set forth in Schedule 5.13 of Sellers Disclosure Schedule, there is no Legal Proceeding pending or, to Sellers' knowledge, any Legal Proceeding threatened, by or involving any employee or former employee of the Business in connection with employment in the Business. Within ninety (90) days prior to the execution of this Agreement, Sellers have not terminated 50 or more persons employed by the Business at a work location in Colorado.

     5.14 Employee Benefits
          -----------------
     (a) All contributions with respect to all ERISA Plans of Sellers or any ERISA Affiliate that are subject to Code Section 412 or ERISA Section 302 have been or will be timely made and there is no lien under Code
          Section 412(n).

     (b) Neither Sellers nor any ERISA Affiliate contribute to or are required to contribute to a "multiemployer plan," as such term is defined in ERISA Section 3(37).

     (c) Except as required by Section 4980B of the Code, no ERISA Plan or other arrangement provides medical or death benefits (whether or not insured) with respect to Designated Employees beyond their retirement or other termination of employment. Any continuation coverage provided under any welfare benefits plans complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

     5.15 Compliance With Laws
          --------------------
     Except for environmental matters (for which the only representations and warranties made by Sellers are contained in Section 5.11), the Business is being conducted in compliance with all applicable Law, except for such instances of noncompliance as could not reasonably be expected, individually or in the aggregate, have a Seller Material Adverse Effect.

     5.16 Intellectual Property
          ---------------------
     Except as set forth in Schedule 5.16 of Sellers Disclosure Schedule, there is no Legal Proceeding pending, or to Sellers' knowledge, threatened, involving a claim of infringement by any Person of any Transferred Intellectual Property Right. From time to time, Sellers receive invitations to license various technologies. To Sellers' knowledge, no outstanding invitations to license currently constitute a notice of infringement of any Intellectual Property Rights of any Person. No Transferred Intellectual Property Right is subject to any outstanding order, judgment, formal decree or stipulation restricting the use thereof by Sellers or restricting the licensing or other transfer thereof by Sellers to any Person. To Sellers' knowledge, the use of the Transferred Intellectual Property by the Business does not conflict with, infringe upon, or violate any Intellectual Property Right of any Person.

     5.17 Brokers and Finders
          -------------------
     Sellers have not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     5.18 Sufficiency of Assets
          ---------------------
     The Transferred Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by Sellers to or for Buyer pursuant to the Transition Services Agreement, the Buyer Lease Agreement, the Technology License Agreement and the Call Center Agreement comprise substantially all of the assets, rights, goods and services currently used or held for use by Sellers in order for Sellers to perform, in all material respects, Sellers' obligations under the Transferred Customer Contracts, other than services that are not Subscription Fulfillment Services, and otherwise to conduct the Business in the manner such obligations are being performed and such business is being conducted by Sellers on the date of this Agreement.

     5.19 No Other Representations or Warranties
          --------------------------------------
     (a)  Except  for  the  representations  and  warranties  contained  in this
          Article 5, neither Sellers nor any other Person makes any express or implied representation or warranty on behalf of Sellers, and Sellers hereby disclaim any such representation or warranty whether by Sellers or any of their respective Affiliates, officers, directors, employees, agents or representatives or any other Person. Buyer acknowledges that except for the representations and warranties contained in this
          Article 5 with respect to prospective Seller Material Adverse Effects, Sellers have not made any and make no representation or warranty hereunder with respect to any projections, estimates, budgets or other predictions, including of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business or the future business and operations of the Business, or any data, financial information offering materials, memoranda or presentations, delivered to or made available to Buyer, and Buyer acknowledges that it is not relying on any such items.

     (b) As to each representation or warranty made by Sellers herein that is made "to Sellers' knowledge" or like term, Sellers shall be deemed to have knowledge of a fact or other matter if it is a fact or matter within the knowledge of any of the Persons listed on Schedule 5.19(b) of Sellers Disclosure Schedule, which knowledge shall be deemed to include the knowledge that a reasonably prudent person knew or should have known in the course of conducting a reasonably comprehensive investigation of the representation and warranty.




                                    ARTICLE 6
                                    ---------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------
     Buyer represents and warrants to Sellers, as a material inducement to Sellers' executing and delivering this Agreement, as follows:

     6.1 Organization; Existence and Qualification
         -----------------------------------------
     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Buyer is
(i) duly qualified or licensed to do business as a foreign corporation and (ii) in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified does not have, individually or in the aggregate, a Buyer Material Adverse Effect.

     6.2 Power; Authority; Enforceable Obligations
         -----------------------------------------
     The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby, have been, or will be by the Closing Date, duly authorized by all requisite corporate action on the part of Buyer. This Agreement is, and each of such other Transaction Documents when executed and delivered by Buyer at Closing will be, a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

     6.3 No Conflicts or Violations
         --------------------------
     Except as provided in Schedule 6.3 of the Buyer Disclosure Schedule, no Consent of any Person under any Law, Permit or Contract is required for the execution or delivery by Buyer of this Agreement or any other Transaction
Document to which it is a party, or the performance of its respective obligations hereunder or thereunder, other than a violation of Law which would not have a Buyer Material Adverse Effect. Neither the execution, delivery or performance of this Agreement by Buyer of this Agreement or any other
Transaction Document to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof will (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Buyer, (b) subject to obtaining the Consents identified in Schedule 6.3 of the Buyer Disclosure Schedule, violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any Contract to which it is a party or by which its property or assets are bound other than which would not have a Buyer Material Adverse Effect, (c) violate any Law or court order other than any violation which would not have a Buyer Material Adverse Effect or (d) impose any Lien on Buyer's assets other than as would not have a Buyer Material Adverse Effect.

     6.4 Litigation
         ----------
     There is no Legal Proceeding pending or, to the knowledge of Buyer, threatened against Buyer which questions or challenges the validity of this Agreement or of the other Transaction Documents or any action taken or to be taken by Buyer, pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

     6.5 Brokers and Finders
         -------------------
     Buyer has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     6.6 Availability of Funds
         ---------------------
     Buyer has, and will maintain until the Closing Date, sufficient funds or lines of credit available to it to enable it to consummate the transactions contemplated by this Agreement, and the transactions contemplated by the other Transaction Documents to be performed on or before the Closing Date.

     6.7 Buyer's Investigation
         ---------------------
     (a) Buyer is in the process of conducting a due diligence investigation of the Business and the assets being sold to Buyer and the liabilities being assumed by Buyer pursuant to this Agreement under the supervision of Peter M. Pizza, Bruce Obendorf and Stephen Strickman, who are Buyer's principal representatives (the "Representatives") for the purpose of conducting such investigation.

     (b) In the conduct of such due diligence investigation, Buyer has requested of Sellers such information as it has deemed necessary through the date of this Agreement for its evaluation of its acquisition of the Business pursuant to this Agreement and in proceeding with the execution and delivery of this Agreement Buyer has assumed that the information provided to it to the date of this Agreement is true, complete and correct. Nothing herein contained shall be viewed as an indication by Buyer that its due diligence investigation has been completed, and Buyer expects to continue to review the information made available to date and additional information it may receive through the Closing Date. Buyer acknowledges there is no special relationship of trust between Buyer and Sellers.

     (c)  The  Representatives   have  reviewed  Sellers'   representations  and
          warranties in this Agreement, and each of the Representatives has informed Buyer that as of the date of this Agreement he has no actual conscious belief that any of such representations and warranties is untrue in any material respect.

     6.8 No Other Representations or Warranties
         --------------------------------------
     Except for the representations and warranties contained in this Article 6, neither Buyer nor any other Person makes any express or implied representation or warranty on behalf of Buyer, and Buyer hereby disclaims any such representation or warranty whether by Buyer or any of its Affiliates, directors, officers, employees, agents or representatives or any other Person.

                                    ARTICLE 7
                                    ---------
                            COVENANTS OF THE PARTIES
                            ------------------------

     7.1 Conduct of Business
         -------------------
     Sellers agree that from the date of this Agreement until the Closing Date, except as otherwise contemplated by this Agreement or approved in writing by Buyer, Sellers shall cause the Business to be conducted in all material respects in the ordinary and usual course consistent with past practice and will not engage in any action which would violate any of clauses (b) through (k) of
Section 5.5. The parties agree that Buyer shall be obligated to notify Sellers in writing of any breach of this Section 7.1 promptly upon the discovery by Buyer of such breach, and that there shall be no liability for any such breach unless such notification is given on or before the second anniversary of the Closing Date.

     7.2 Buyer's Investigation; Full Access
         ----------------------------------
     Following execution of this Agreement until the Closing Date, during Sellers' normal business hours and as permitted by Law, Sellers shall permit Buyer and its authorized representatives reasonable access to all books and records, financial, operating and similar information, and the Real Property Site and any other location where the Business maintains a facility (accompanied by Sellers' authorized representative); provided that Buyer's investigation of these items shall be conducted so as not to unreasonably interfere with Sellers' or the Business' operations and further provided that all requests for information shall be provided under the terms of the Confidentiality Agreement between EDS and Buyer's parent, AMREP Corporation, effective October 4, 2002. Notwithstanding any other provision to the contrary in this Section 7.2, Sellers are under no obligation to provide Buyer with any information which is restricted, as of the date of this Agreement, by any confidentiality agreement with a third party; provided that, to the extent reasonably requested by Buyer, Sellers will request any Consents necessary to provide Buyer with such information. In such event, Buyer agrees to keep such information confidential.

     7.3 Books and Records; Furnishing Information; Audit Cooperation
         ------------------------------------------------------------
     Buyer will retain all books, records and other documents pertaining to the Business in existence on the Closing Date delivered to it hereunder and Sellers will retain any of their other books, records and other documents containing information pertaining to the Business in existence on the Closing Date, in each case, until the seventh anniversary of the Closing Date and, on request of the other, Buyer and Sellers agree to make the same available for inspection and copying by the requesting party or its authorized representatives at the requesting party's expense during normal business hours, upon reasonable request and upon reasonable notice. Neither Buyer nor Sellers shall destroy such books, records or documents after the seventh and before the tenth anniversary of the Closing Date without first advising the other in writing and giving the other a reasonable opportunity to obtain possession thereof. Without limiting the generality of the foregoing, Buyer, at Sellers' expense, will provide Sellers and their authorized representatives with access to all such books, records and other documents of Sellers received hereunder Sellers reasonably deem necessary or desirable to prepare their financial statements and conduct any audits in connection therewith, and Sellers, at Buyer's expense, will provide Buyer and its authorized representatives with access to all such books, records and other documents of Sellers that Buyer reasonably deems necessary or desirable to prepare financial statements of the Business and conduct any audits in connection therewith. The parties acknowledge that Buyer has informed Sellers that Buyer needs to have an audit of the Business conducted in compliance with GAAP for periods prior to the Closing Date at Buyer's cost. Buyer shall solicit bids from KPMG and McGladrey & Pullen, LLP and select one of them for such purpose. Sellers shall reasonably cooperate with Buyer and the auditors to facilitate the timely completion of such audit in such manner as Buyer shall reasonably require, including providing Buyer and the auditors, at Buyer's cost, with access to books, records and other documents and financial personnel of Sellers and with such representation letters and other documents as are called for by generally accepted auditing standards and that Buyer or the auditors reasonably deem necessary or desirable to complete such audit.

     7.4 Consummation of Transactions; Consents
         --------------------------------------
     (a) Subject to the terms and conditions hereof, Sellers and Buyer agree to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     (b) Each of Sellers and Buyer shall notify and keep the other advised as to (i) any Legal Proceeding pending, or to its knowledge threatened, which challenges the transactions contemplated hereby or by the other Transaction Documents and (ii) any event or circumstance which would constitute a breach of their respective representations and warranties in this Agreement; provided, however, that the failure of Sellers or Buyer to comply with clause (ii) shall not subject Sellers or Buyer to any liability hereunder except as and to the extent Sellers or Buyer would be responsible for a breach of such representation and warranty pursuant to Article 11 (including the limitations on recovery and the time periods for bringing claims thereunder). Subject to the provisions of Article 12, Sellers and Buyer shall not take any action inconsistent with their obligations under this Agreement or which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Sellers and Buyer shall (i) file all reports, notifications, applications and other documents that may be required to be filed with any and all governmental, administrative or regulatory authorities having proper jurisdiction over Sellers and Buyer in connection with this Agreement, the purchase by Buyer of the Transferred Assets and the Business, and any other transactions contemplated hereby or by any other Transaction Document; (ii) cooperate with each other in connection with such filings or responses to requests for additional information; and (iii) use reasonable best efforts to resolve any objections raised by any of such authorities. To the extent permitted by Law, the parties will furnish to each other such necessary information and reasonable assistance as each may request in connection with their preparation of necessary filings with such authorities.

     7.5 Agreements Regarding Confidentiality
         ------------------------------------
     (a) Each of Sellers, on the one hand, and Buyer, on the other hand, covenants that, from and after the date of this Agreement (including after the Closing), it will not, without the prior written consent of the other, disclose to any Person confidential information relating to or concerning the Transferred Assets, the Business, or Buyer, in the case of Sellers, or the Retained Assets, and any businesses of Sellers other than the Business, in the case of Buyer, obtained by or in the possession of Sellers or Buyer, as the case may be, prior to the Closing Date (the "Confidential Information"), except to its officers, directors, employees and representatives who need to know such information for purposes of the transactions contemplated by this Agreement and the other Transaction Documents, Taxes, accounting, litigation and in the case of Sellers other matters necessary in respect of Sellers' ownership, prior to the Closing, of the
          Transferred Assets or the Business, unless, upon the advice of the disclosing party's counsel, disclosure is required to be made under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, other Law or the rules of the New York Stock Exchange or any other relevant securities exchange. In the event that a party is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information which otherwise may not be disclosed except as set forth in the preceding sentence, such party will provide the other parties with prompt notice of such request or demand or other similar process so that the party seeking to prevent disclosure may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the disclosing party's compliance with the provisions of this
          Section 7.5, as appropriate. The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Sellers or Buyer, as the case may be; (ii) was available on a non-confidential basis prior to its coming into the disclosing party's possession; or (iii) becomes available to the disclosing party on a non-confidential basis from a source other than the other party, provided that such source is not bound by a confidentiality agreement with the other party or its representatives.

     (b) For purposes of this Section 7.5, Sellers shall include Sellers, their respective subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives, and Buyer shall include Buyer, its subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives.

     (c) It is the intent of the parties that the Proposed Transaction would not be a "reportable transaction" for purposes of Internal Revenue Service regulations intended to eliminate abusive tax shelters. Accordingly, the parties agree that this Agreement shall not prohibit the disclosure of the tax treatment or tax structure of the transactions contemplated herein, provided that the party disclosing any such information shall consult with the other party as far in advance as practicable regarding the timing and content of any such disclosure.


     7.6 Public Disclosures
         ------------------
     In connection with the execution of this Agreement and in connection with the Closing, Sellers and Buyer jointly will plan, coordinate and release any related press release and other public announcements, statements or communications. Prior to the Closing Date, no party to this Agreement will issue any press release or make any other public disclosures, announcements, statements or communications concerning this transaction or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this Section will preclude any party from making any disclosures required by Law or applicable stock exchange rules, or necessary and proper in conjunction with the filing of any Tax Return or other document required to be filed with any governmental body, authority or agency; provided, however, that the party required to make the release or statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

     7.7 Payments Received
         -----------------
     From and after the Closing, each of Sellers and Buyer agrees that it will hold and promptly transfer and deliver to the other, from time to time, as and when received by such party any payments or property which properly belongs to the other party, and will account for the other party all such receipts. When a payment is received by a party to which it is partially entitled, such party may deduct its portion from such payment and deliver the balance of the payment to the other party.

     7.8 Further Assurances
         ------------------
     From time to time after the Closing Date, each of Sellers and Buyer shall, at its sole expense, at the reasonable request of the other, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as may be reasonably requested by the other party in order to vest in Buyer and put Buyer in possession of the Transferred Assets, and to give effect to Buyer's assumption of the Assumed Liabilities. Buyer also agrees to make available to Sellers any and all records, documents or personnel to the extent reasonably related to Sellers' ability to defend or assert any and all claims relating to events or omissions prior to the Closing Date.

     7.9 Service Marks
         -------------
     (a) After the Closing, the Business shall discontinue the use, directly or indirectly, in any manner or form, of the names "Electronic Data

          Systems Corporation" and "EDS", and any derivatives thereof, or the corresponding logo; provided that Buyer shall be permitted to distribute sales, promotional material and forms transferred hereunder containing such names or logo for up to six months after the Closing Date; and further provided that Buyer shall inform third parties receiving such materials that the Business is no longer owned by Sellers.

     (b) After the Closing, Sellers shall discontinue the use, directly or indirectly, in any manner or form of the name "Neodata", and any derivatives thereof, or the corresponding logo.

     7.10 Sellers' Accounts Receivable
          ----------------------------
     (a) As soon as practicable after the Closing Date, Sellers shall use reasonable efforts to furnish Buyer with a listing of the Customer Accounts Receivable as of the close of business on the Closing Date which have been outstanding for no more than 90 days prior to the Closing Date other than any accounts receivable in respect of RHC Media, Inc., Red Herring and Worth Media and any accounts receivable that EDS' accounting policies required be fully reserved for (the
          "Excluded Receivables") (such accounts receivable and the accounts receivable in respect of the invoices issued pursuant to Section 7.10(b) collectively, the "Collectible Accounts Receivable") and a listing of all older Customer Accounts Receivable and the Excluded Receivables (the "Stale Accounts Receivable"); provided that Sellers' inadvertent, unintentional or negligent failure to provide a complete or accurate list of such Customer Accounts Receivable at any time shall not subject Sellers to any liability hereunder.

     (b) As soon as practicable after the Closing Date, Buyer, with Sellers' assistance, will prepare and issue in the name of Sellers' designee, invoices to the Customers under the Transferred Customer Contracts (with copies to Sellers) covering all services for the period from the most recent invoice dates through and including the Closing Date. Each such invoice shall contain the same payment instructions as were contained in the most recent invoice to the Customer issued by Sellers, shall be prepared on a consistent basis with that invoice and shall contain charges only for services that were completed and billable as of the Closing Date as determined under the customary billing practices employed by the Business, except that if the Closing Date is on a day other than the last day of a regular billing period, the invoice amount for the data base maintenance fee and other fees which are customarily billed monthly shall be the fraction of the fee for the full regular billing period in which the Closing occurs (combining the operations of Sellers and Buyer), the numerator of which is the number of business days in such regular monthly billing period through the Closing Date and the denominator of which is the total number of business days in such regular monthly billing period. The amounts due from Customers under the foregoing invoices shall constitute part of the Collectible Accounts Receivable. For purposes of clarification, as a general principle, Sellers shall be entitled to payment for services performed on or prior to the Closing Date and Buyer shall be entitled to payment for services performed after the Closing Date, and for all work eligible to be billed upon completion that is in process on the Closing Date, the parties shall equitably pro-rate invoices issuable in respect thereof.

     (c) For a period of 120 days following the Closing Date (the "Collection Assistance Period"), Buyer shall use its reasonable efforts consistent with the customary business practices of the Business to assist Sellers in the collection of the Collectible Accounts Receivable, provided that in providing such assistance Buyer shall not be required to cease, or threaten to cease to provide services to, or continue to provide services to any Customer.

     (d) It is understood that Customers who are indebted to Sellers under Customer Accounts Receivable may also become indebted to Buyer under the Transferred Customer Contracts after the Closing Date ("New Receivables"; a Customer Account Receivable or a New Receivable, a "Receivable"). It is agreed that any payment from a Customer which identifies the Receivable to which it applies shall be applied to the identified Receivable and that absent such identification the receiving party shall inquire of the Customer and apply the payment in accordance with the Customer's response to such inquiry. If either Sellers or Buyer shall receive a payment from a Customer applicable to the other party's Receivables, in accordance with Section 7.7 it shall promptly notify and forward the same to the other party.

     (e) (i) As a fee for Buyer's assistance pursuant to this Section 7.10 with collection of the Collectible Accounts Receivable, Sellers shall pay to Buyer $400,000 (the "Collectible Accounts Receivable Collection Fee"), contingent upon Sellers' actual collection of 80% of the aggregate amount of the Collectible Accounts Receivable within 120 days after the Closing Date. $240,000 of the Collectible Accounts Receivable Collection Fee (the "Early Collectible Accounts Receivable Collection Fee")(each of the
               Collectible  Accounts  Receivable  Collection  Fee and the  Early
               Collectible Accounts Receivable Collection Fee, a "Collection Fee") shall be payable contingent upon Sellers' actual collection of 70% of the aggregate amount of the Collectible Accounts Receivable within 60 days after the Closing Date. In the event the Early Collectible Accounts Receivable Collection Fee is paid pursuant to this Section 7.10(e)(i), Sellers shall pay to Buyer the additional $160,000 of the Collectible Accounts Receivable Collection Fee contingent upon Sellers' actual collection of an additional 10% of the aggregate amount of Collectible Accounts Receivable within 120 days after the Closing Date (so that the total amount of Collectible Accounts Receivable collected within 120 days after the Closing Date is at least 80% of the aggregate amount of Collectible Accounts Receivable).

          (ii) The applicable Collection Fee shall be paid within ten (10) business days after the close of the calendar month in which Sellers' actual collected funds exceeds 80% (in the case of the Collectible Accounts Receivable Collection Fee) or 70% (in the case of the Early Collectible Accounts Receivable Collection Fee) or 10% (in the case of payment of the Collectible Accounts Receivable Collection Fee following prior payment of the Early Collectible Accounts Receivable Collection Fee) of the amount of the Collectible Accounts Receivable.

          (iii)Buyer will apply $150,000 of the Collection Fee paid, less deduction of withholding taxes and other related payroll costs, to the payment of additional compensation to Transferred Employees then employed by Buyer assisting in the collection efforts as set forth in Schedule 7.10(e) of Sellers Disclosure Schedule and distribute the payments to such Transferred Employees then employed by Buyer in the first regular paycheck cycle occurring no sooner than two weeks after receipt of the applicable Collection Fee; in no event will such amounts be used for any other purpose. Buyer shall be free to use the remaining $250,000 of the Collection Fee paid for any lawful purpose.

          (iv) The parties acknowledge and agree that Sellers shall have no obligation to pay any portion of the Collectible Accounts Receivable Collection Fee unless and until at least 70% of the amount of outstanding Collectible Accounts Receivable is actually collected within 60 days after the Closing Date, or, if 70% of the outstanding Collectible Accounts Receivable is not collected within 60 days, unless and until at least 80% of the amount of outstanding Collectible Accounts Receivable is actually collected within 120 days after the Closing Date. Sellers will not be obligated to pay to Buyer the portion of a Collection Fee distributable to a Transferred Employee indicated in Schedule 7.10(e) who is no longer employed by Buyer at the time of payment of the Collection Fee. Buyer shall be obligated to notify Sellers of the termination of employment of any Transferred Employee listed on Schedule 7.10(e), prior to the date a Collection Fee is payable to Buyer as provided above.

     (f) (i) As a fee for Buyer's assistance pursuant to this Section 7.10 with collection of the Stale Accounts Receivable, Sellers shall pay to Buyer a fee (the "Stale Accounts Receivable Collection Fee"), calculated as follows:

               o    20% of first $200,000 actually collected;

               o    30% of second $200,000 actually collected;

               o    40% of third $200,000 actually collected; and

               o    50% of amounts actually collected over $600,000;

               contingent  upon Sellers' actual  collection of the  above-stated
               percentage  of  the  aggregate   amount  of  the  Stale  Accounts
               Receivable within 60 days after the Closing Date.

          (ii) The Stale Collection Fee shall be paid within ten (10) business days after the close of the calendar month in which Sellers' actual collected funds exceeds the percentage of the aggregate Stale Accounts Receivable stated above.

          (iii)The parties acknowledge and agree that Sellers shall have no obligation to pay any portion of the Stale Accounts Receivable Collection Fee unless and until at least 20% of the amount of outstanding Stale Accounts Receivable is actually collected within 60 days after the Closing Date.

     7.11 Non-competition
          ---------------
     (a) Each Seller covenants and agrees that, during the Non-Competition Period (as hereinafter defined) it will not directly or indirectly own, manage, operate, control or participate in the ownership, management, operation, or control, or otherwise engage in any business which provides any Subscription Fulfillment Services anywhere within the United States. Each Seller further agrees that for a period of twelve (12) months following the Closing Date, (or, for Designated Employees performing IT services and transitioning to Buyer after the Closing Date pursuant to the Transition Services Agreement, twenty
          (20) months after the Closing Date) neither it nor any of its Affiliates will employ or solicit for employment by it or any other Person any employee of the Business who became a Transferred Employee; provided however, that the foregoing shall not preclude Sellers from hiring any person who (i) initiates discussions regarding employment without any direct solicitation by Sellers, (ii) responds to any general public advertisement by Sellers that is not directed towards any such employee or group of employees, or (iii) has been terminated by Buyer. Notwithstanding the foregoing, nothing shall prohibit any executive search or similar business controlled by Sellers or any of its Affiliates from engaging in its business in the ordinary course in a manner consistent with past practices on behalf of clients other than Sellers.

     (b) For purposes of this Section 7.11, the "Non-Competition Period" shall be two (2) years from the Closing Date.

     (c) Notwithstanding the foregoing, it is expressly understood and agreed that the provision of products or services other than Subscription Fulfillment Services to current customers of a Seller or its Affiliates shall not constitute a breach or violation of this Section 7.11; provided that Sellers shall be permitted to continue to provide the Subscription Fulfillment Services described in Section 1.3(d) and
          (e) to the Customers listed on Schedule 7.11; further provided that Sellers shall be permitted to provide membership list order fulfillment services without restriction.

     (d) In addition, it is expressly understood and agreed that the following activities by a Seller shall not constitute a breach or violation of this Section 7.11 but that such activities remain subject to any restrictions provided in any other Section of this Agreement and in any other Transaction Document:

          (i) owning an interest (which may include the designation of less than a majority of directors to such organization's board or equivalent governing body), of not more than five percent (5%) in the aggregate of any class of equity interest of any business organization that engages in the business of providing Subscription Fulfillment Services if such equity interest is publicly traded and listed on any national or regional stock exchange or on the NASDAQ market system;

          (ii) owning not more than 50% of the equity interests of any customer of a Seller or its Affiliates acquired as part of the marketing and sale of services to such customer;

          (iii)entering into services agreements with any unaffiliated third party that engages in or attempts to engage in the business of providing Subscription Fulfillment Services;

          (iv) acquiring any Person engaged in the business of providing Subscription Fulfillment Services if (A) the principal purpose of such acquisition is not for such Seller to engage in the business of providing Subscription Fulfillment Services, and (B) the principal business of such Person is not the business of providing Subscription Fulfillment Services;

          (v) licensing, marketing, transferring or otherwise selling any Retained Asset;

          (vi) making proposals to or at the request of any Person or responding to any request or solicitation for proposal from any Person for any types of products or services other than for the business of providing Subscription Fulfillment Services;

          (vii)any of Sellers' outside directors' serving in any capacity in respect of a business organization which is engaged in the business of providing Subscription Fulfillment Services;

          (viii)  involvement  by a Seller in any  venture  capital  arrangement
               (whether incorporated or unincorporated) in the Information Technology Services sector, provided that any such involvement does not involve the Seller's taking or sharing of any direct or indirect role in the management or operation of any entity in which the fund invests or any direct role in the appointment of the directors or officers of such an entity;

          (ix) providing lettershop and warehouse services (including mailing, presorting, warehouse and inventory tracking, document (i.e., labels, invoices), printing and postage tracking) and/or back issue fulfillment services as ancillary services to product fulfillment services provided to publishers and associations; or

          (x) providing warehouse and/or back issue fulfillment services to publishers and associations.

     It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.11, any term, restriction, covenant or promise in this Section 7.11 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     7.12 Fixed Assets Storage-Longmont
          -----------------------------
     (a) Certain Fixed Assets included in the Transferred Assets are currently in storage at Sellers' warehouse located at 1800 Nelson Rd., Longmont, Colorado (the "Longmont Warehouse"). Through June 30, 2003, Sellers shall permit Buyer to continue to store such Fixed Assets at the Longmont Warehouse without charge (the "Longmont Removal Period").

     (b) During the Longmont Removal Period, Sellers shall permit Buyer and Buyer's representatives access to the Longmont Warehouse from time to time during normal business hours for the purpose of inspection and removal of all or any portion of the Fixed Assets, provided Sellers or Sellers' representatives accompany Buyer or Buyer's representatives at all times. If Buyer fails to remove such Fixed Assets within the Longmont Removal Period, Buyer will have been deemed to abandon the Fixed Assets remaining in the Longmont Warehouse and Sellers will then have the right to dispose of such remaining Fixed Assets as Sellers deem appropriate and any monies obtained from such disposal shall remain Sellers' property. Buyer shall not use the Longmont Warehouse for any other purpose, nor shall Buyer store there any items in the Longmont Warehouse other than the Fixed Assets located there at Closing.

     (c) All risk of damage or loss to such Fixed Assets (or damage to the Longmont Warehouse or injury to Sellers' employees due to Buyer's access or removal) shall be borne by Buyer except for any such loss or damage attributable to Sellers' willful misconduct or gross negligence. All costs of removal of the Fixed Assets from the Longmont Warehouse shall be borne by Buyer. Nothing in this Section 7.12 shall be deemed to create in Buyer any occupancy or other right with respect to such storage location other than as expressly set forth herein or to create any landlord-tenant relationship between Sellers and Buyer with respect thereto.

     (d) For so long as the Fixed Assets are located at the Longmont Warehouse, Buyer shall maintain commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than $5,000,000.00 combined single limit for personal injury and property damage. All policies shall include Sellers and any landlord and or applicable mortgagee as additional insureds, as their respective interests may appear. The liability insurance shall be a primary policy and not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

     7.13 Knoxville Facility
          ------------------
     (a) The Business maintains a leased facility at 208 North Kent, Knoxville, Iowa (the "Knoxville Facility") at which certain services for Customers are provided. Sellers' leasehold interest in the Knoxville Facility is not a Transferred Asset; however, the Fixed Assets located at the Knoxville Facility are included in the Transferred Assets.

     (b) For a period of thirty (30) days after the Closing Date, (the "Knoxville Transition Period"), Sellers shall, at Buyer's expense, use reasonable efforts to keep open the Knoxville Facility and shall provide, to the extent within their reasonable control, the services of such of Sellers' employees employed at the Knoxville Facility identified on Schedule 7.13(b) (each such employee, a "Knoxville Employee") for the Knoxville Transition Period. Buyer shall bear all direct costs associated with such arrangement, including, without limitation, payroll, benefits and utilities, but excluding EDS corporate overhead charges.

     (c) During the Knoxville Transition Period, each Knoxville Employee shall continue to be designated an employee of Sellers and while providing services for Buyer shall continue as Sellers' employee on Sellers' payroll system and other applicable employee benefit systems to the same extent as other similarly situated employees of Sellers. Buyer shall reimburse Sellers for all compensation and employer's contributions to benefit plans incurred by Seller with respect to each Knoxville Employee, but shall not include any reimbursement for severance at any time.

     (d) Sellers shall be solely responsible for any WARN Obligations in respect of the Knoxville Employees and shall indemnify Buyer from and against the same.

     (e) During the Knoxville Transition Period, Sellers shall permit Buyer and Buyer's representatives access to the Knoxville Facility from time to time during normal business hours for the purpose of supervising the services being provided there and inspection and removal of all or any portion of the Fixed Assets. If Buyer fails to remove such Fixed Assets within the Knoxville Transition Period, Buyer will have been deemed to abandon the Fixed Assets remaining in the Knoxville Facility and Sellers will then have the right to dispose of such remaining Fixed Assets as Sellers deem appropriate and any monies obtained from such disposal shall remain Sellers' property. Buyer shall not use the Knoxville Facility for any other purposes, nor shall Buyer store any items there other than the Fixed Assets located there at Closing.

     (f) All risk of damage or loss to such Fixed Assets (or damage to the Knoxville Facility or injury to Sellers' employees due to Buyer's access or removal of Fixed Assets) shall be borne by Buyer except for any such loss or damage attributable to Sellers' willful misconduct or gross negligence. All costs of removal of the Fixed Assets from the Knoxville Facility shall be borne by Buyer. Nothing in this Section
          7.13 shall be deemed to create in Buyer any occupancy or other right with respect to the Knoxville Facility other than as expressly set forth herein or to create any landlord-tenant relationship between Sellers and Buyer with respect thereto.

     (g) For so long as the Fixed Assets are located at the Knoxville Facility, Buyer shall maintain commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than $5,000,000.00 combined single limit for personal injury and property damage. All policies shall include Sellers and any landlord and or applicable mortgagee as additional insureds, as their respective interests may appear. The liability insurance shall be a primary policy and not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.


     7.14 Out-converting Customer Fees
          ----------------------------
     Certain Customers of the Business that have served notice of termination of their Contracts with Sellers and are in the process of out-conversion have prepaid to Sellers amounts in respect of work to be performed during the out-conversion. In the event such out-conversions are not completed prior to the Closing Date, Buyer shall be entitled to receive the portion of the prepayment received by Sellers attributable to work performed by Buyer after the Closing Date for out-conversion for such Customers, which portion shall be determined by reference to the prepayment provisions and charges for such work in the applicable Customer Contract.


                                    ARTICLE 8
                                    ---------
                                EMPLOYEE MATTERS
                                ----------------

     8.1 Employment Offers to Current Seller Employees
         ---------------------------------------------
     (a) Prior to the Closing Date, the Buyer shall make offers of regular employment, effective as of the Closing Date, to Sellers' employees who are not on an approved EDS leave (e.g., not on personal, short or long-term disability or military leave) as of the Closing Date and whose names are set forth in Schedule 8.1(a) of Sellers Disclosure Schedule (each such employee, a "Designated Employee"). Sellers' employees providing IT services to the Business pursuant to the Transition Services Agreement shall not be Designated Employees hereunder. All Designated Employees who accept employment with the Buyer pursuant to this Agreement, upon commencement of employment with Buyer, are referred to herein as "Transferred Employees". Prior to the Closing Date, Sellers shall not, without prior notification to, and agreement by, Buyer, terminate, or substantially alter the duties, compensation or other of the terms and conditions of employment of any Designated or Transferred Employee.

     (b) All Sellers' Designated Employees on an approved leave shall be identified on Schedule 8.1(a) of Sellers Disclosure Schedule.

     (c) The Designated Employees who are on an approved leave on the Closing Date will be transitioned to employment with the Buyer when they are again actively at work, if they resume such status within the time their approved leave is over pursuant to Sellers' policies existing on the date of this Agreement, but in no event longer than six months after the Closing Date. All such Designated Employees who transition to the Buyer pursuant to this Agreement, upon commencement of employment with Buyer, are hereinafter referred to as "Transferred Employees". Prior to the transition to the Buyer, all employees on an approved leave will be considered employees of Sellers for all purposes.

     (d) In addition to any license under the Technology License Agreement for Buyer to use relevant EDS General IP (as defined in the Technology License Agreement) and residual knowledge, Sellers will, upon the Closing, waive all provisions of each Transferred Employee's employment agreement with Sellers regarding non-competition and/or use of Sellers' confidential information to the limited extent necessary to enable each such Transferred Employee to perform work in the Subscription Fulfillment Services business for Buyer, its Affiliates and their respective successors and assigns.


     8.2 Terms of Employment--Compensation and Benefits
         ----------------------------------------------
     (a) Buyer shall offer each Designated Employee (i) a base pay amount no less than each such employee's base pay as of the date of this

          Agreement and (ii) benefits, including vacation, severance, retirement plan, 401(k) plan, sick leave, and insurance (collectively "Buyer's Benefits") according to Buyer's existing policies as of the Closing Date, except with regard to health insurance which will be governed by the provisions as set forth in Section 8.2(c) below.

     (b) Except as specifically provided in this Article 8, for purposes of calculating eligibility and vesting under any of the Buyer's Benefits, and for calculating entitlement for leave and vacation time, the Transferred Employees shall be credited with service for their length of employment with Sellers or Sellers' predecessor and which length of time Sellers have heretofore used for such purposes, all as appearing on the records kept by Sellers (collectively, "Past Service"). A schedule reflecting the Past Service of Designated Employees is attached hereto as Schedule 8.2(b) of Sellers Disclosure Schedule. For purposes of clarification, Sellers will process any eligible claim for benefits incurred by a Transferred Employee prior to the Closing Date pursuant to Sellers' plans at Sellers' cost, and Buyer will process any eligible claim for benefits incurred by a Transferred Employee on or after the commencement of such employee's employment with Buyer pursuant to Buyer's plans at Buyer's cost, except with regard to health insurance claims which will be governed by the provisions as set forth in Section 8.2(c) below. Notwithstanding anything to the contrary in this Article 8, the Transferred Employees shall be entitled to employee benefits that are no less favorable than those offered to other Buyer employees who are similarly situated.

     (c) Notwithstanding anything to the contrary in this Article 8, the Transferred Employees shall be entitled to their benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") from Sellers. Transferred Employees who properly elect benefits under COBRA will pay their respective health insurance premiums as billed by Sellers under COBRA and Buyer will reimburse each Transferred Employee by direct payment, or by such other method which Buyer determines, for an amount which approximates the difference between the amount of actual COBRA premium paid by such Transferred Employee on a monthly basis, and the amount of the regular employee health insurance premium contribution previously paid per month by such Transferred Employee under the Sellers' health insurance plan in which such Transferred Employee was enrolled at the time of Closing. Such reimbursement by Buyer shall only be for a time equal to the period of such Transferred Employee's COBRA coverage under Sellers' health insurance plan, but in no event beyond the time a Transferred Employee would be eligible to commence coverage under Buyer's health insurance plan. Buyer shall reimburse each eligible Transferred Employees for these expenses within 14 days of such Transferred Employee providing proof of payment of COBRA premiums. Buyer will offer health insurance to the Transferred Employees commencing May 1, 2003, for which open enrollment will commence during April 2003. Subject to any limitations or exceptions mandated pursuant to any applicable law or rules and/or to the terms of Buyer's health plan which may provide limitations or exceptions, all of which shall govern, Buyer's health plan shall provide that any Transferred Employee is not subject to any pre-existing condition limitations or exclusions. After enrollment in Buyer's health plan, and provided sufficient documentation is provided to Buyer, Buyer's health plan will credit each Transferred Employee's deductible account for deductibles paid by each respective Transferred Employee in calendar year 2003 pursuant to Sellers' health plan.

     (d) Notwithstanding anything herein to the contrary, Sellers shall be solely responsible for, and Buyer shall not assume, any of Sellers' ERISA Plans and all obligations and liabilities thereunder. Sellers shall remain liable for, and Sellers shall hold Buyer, its Affiliates and their respective employees, officers, directors, shareholders and assigns harmless from and against, any and all obligations to employees (whether or not named in Schedule 8.1(a) of Sellers Disclosure Schedule and whether or not employed by Sellers) relating to their employment in connection with the operation of the Business on or prior to the Closing Date, including, without limitation, wages and salary; severance pay; unemployment, FICA and FUTA taxes; vacation pay); retirement benefits; health and disability benefits and any and all other employee benefits to which such employees may be entitled. Sellers shall take all necessary and appropriate action, if any, to comply on or prior to the Closing Date with any state and federal laws regarding the termination of employees.

     8.3 401(k) Plan
         -----------
     As soon as practicable after the Closing Date, Sellers shall permit the Transferred Employees to take distributions from the EDS 401(k) Plan in accordance with the EDS 401(k) Plan and applicable law. Buyer shall accept rollovers and direct transfers pursuant to Code section 401(a)(31) of pre-tax account balances and outstanding loan balances into the Buyer Plan in accordance with the terms of such Plan and applicable law. The Buyer's 401(k) Plan shall
(a) provide that Transferred Employees shall be eligible to participate therein as of their respective dates of commencement of employment with Buyer, and (b) shall take into account the Transferred Employees' Past Service with Sellers for purposes of eligibility and vesting. Nothing contained herein shall be construed to require Transferred Employees to be eligible to participate in Buyer's 401(k) Plan, if after crediting such Transferred Employees with Past Service, any such Transferred Employees do not meet Buyer's 401(k) Plan's requirements.



     8.4 Sellers' Employee Benefits
         --------------------------
     Sellers shall be responsible for any benefit, including without limitation, vacation, short and long term sick leave and sick days, earned or accrued by any Transferred Employee prior to the commencement of employment with Buyer. Sellers shall either pay such value to the Transferred Employees or any such benefit shall be lost (except for any Transferred Employee's rights under COBRA), i.e., no Transferred Employee will be credited by Buyer with any unused or accrued benefit resulting from any employment with Sellers. Consistent with its business needs and in its sole discretion, Buyer shall attempt to accommodate any request by a Transferred Employee for time off after the Closing Date which was scheduled by a Transferred Employee prior to the Closing Date.

     8.5 No Third-Party Rights of Enforcement
         ------------------------------------
     The provisions of this Article 8 are intended for the benefit of Sellers and Buyer only and are not intended in any way to be enforced by or relied upon by any person or entity who is not a signatory to this Agreement, including any Designated Employee or Transferred Employee, and are otherwise subject to the terms of Section 13.13.

     8.6 WARN Act
         --------
     To the extent that any WARN Obligations arise as a consequence of a transaction contemplated by this Agreement, it is agreed that Sellers shall be responsible for any WARN Obligations arising as a result of any employment losses occurring on or prior to the Closing Date, and Buyer shall be responsible for any WARN Obligations arising as a result of any employment losses occurring following the Closing Date but only with respect to Transferred Employees. Sellers shall be responsible for any WARN Obligations to employees employed at the Knoxville Facility and shall indemnify and hold Buyer and its Affiliates and their respective employees, officers, directors, shareholders, successors and assigns harmless in respect thereof.

                                    ARTICLE 9
                                    ---------
                       CONDITIONS TO SELLERS' OBLIGATIONS
                       ----------------------------------
     The obligation of Sellers to consummate the sale of the Transferred Assets pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by
Sellers:

     9.1 Representations and Warranties True
         -----------------------------------
     The representations and warranties contained in Article 6 shall be true and correct at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Buyer Material Adverse Effect, and except for changes expressly contemplated by the terms of this Agreement.

     9.2 Performance
         -----------
     Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     9.3 Absence of Litigation
         ---------------------
     On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated as so provided.

     9.4 Governmental Consents
         ---------------------
     All  governmental   Consents  identified  in  Section  9.4  of  the  Seller
Disclosure Schedule (the "Required Governmental Consents") shall have been obtained and remain in full force and effect.

     9.5 Certificates
         ------------
     Buyer shall have furnished Sellers with (a) a certificate of Buyer substantially in the form of Exhibit 9.5(a), and (b) such other certificates of its officers and others to evidence compliance with the conditions set forth in this Article 9 and Buyer's authority to enter into this Agreement and the other Transaction Documents as may be reasonably requested by Sellers.

     9.6 Deliveries
         ----------
     Sellers shall have received from or on behalf of Buyer delivery of all the documents listed in Section 4.2(b).

                                   ARTICLE 10
                                   ----------
                        CONDITIONS TO OBLIGATION OF BUYER
                        ---------------------------------
     The obligation of Buyer to consummate the purchase of the Transferred Assets and to assume the Assumed Liabilities pursuant to this Agreement shall be subject to the satisfaction, at or prior to Closing, of each of the following conditions, unless waived in writing by Buyer:

     10.1 Representations and Warranties True
          -----------------------------------
     The representations and warranties contained in Article 5 shall be true and correct at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Seller Material Adverse Effect, and except for changes expressly contemplated by the terms of this Agreement.

     10.2 Performance
          -----------
     Sellers shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

     10.3 Absence of Litigation
          ---------------------
     On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated as so provided.

     10.4 Consents
          --------
     (a) All Required Governmental Consents shall have been obtained and remain in full force and effect.

     (b) Customer consents in form and substance reasonably satisfactory to Sellers and Buyer to the assignment of (i) the Transferred Customer Contracts listed on Schedule 10.4(b)(i) and (ii) the Transferred Customer Contracts meeting the criteria set forth on Schedule 10.4(b)(ii) shall have been obtained.

     10.5 Certificates
          ------------
     Sellers shall have furnished Buyer with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article 10 and Sellers' authority to enter into this Agreement and the other Transaction Documents as may be reasonably requested by Buyer.

     10.6 Deliveries
          ----------
     Buyer shall have received from or on behalf of Sellers delivery of all the documents listed in Section 4.2(a).


     10.7 Absence of Liens
          ----------------

     (a) Sellers shall have delivered to Buyer to be effective upon the Closing the following, all of which shall be acceptable in form and substance to U.S. Bank National Association: (i) a duly executed release of the security interest in the Fixed Assets included in the Transferred Assets evidenced by the UCC Financing Statement filed in Delaware
          September 25, 2001 (File No. 1109254 8) naming EIS as Debtor and Citicorp North America, Inc., as Administrative Agent as Secured Party, (ii) a UCC Financing Statement Amendment in form for filing in Delaware eliminating the Fixed Assets included in the Transferred Assets from the collateral covered by the Financing Statement referred to in clause (i), (iii) a written authorization from the Secured Party identifying the Person(s) who are authorized to file the UCC Financing Statement Amendment referred to in clause (ii) in the appropriate filing office in Delaware, and (iv) the written undertaking of such Person(s) to file such Financing Statement Amendment concurrently with the payment by Buyer to Sellers at the Closing, or by such later time as shall be acceptable to U.S. Bank National Association.

     (b) Sellers shall have delivered to Buyer written evidence in form and substance satisfactory to U.S. Bank National Association signed or countersigned by Citicorp North America, Inc., as Agent, to the effect that (i) the notice (including a listing of the Transferred Customer Contracts) pursuant to clause (B) of the definition of Contracts in
          Section 1.01 of the Receivables Purchase Agreement dated as of December 27, 2002 among Legacy Receivables LLC as the Seller and Ciesco L.P. and Corporate Asset Funding Company, Inc. as the Investors and Citibank, N.A. as a Bank and Citicorp North America, Inc. as the Agent and EDS and EIS as the Collection Agent and the Originator that upon the Closing the Transferred Customer Contracts are excluded from such definition of Contracts has been given to said Agent at least three business days prior to the Closing Date, and (ii) upon the Closing, the Transferred Customer Contracts are excluded from the definition of Contracts in such Receivables Purchase Agreement.

     10.8 Waiver
          ------
     Sellers shall have obtained from the Landlord a written waiver of the Landlord's right to terminate the Louisville Master Lease resulting from Sellers' non-compliance with the deductible requirement of Section 16(a)(i) thereof, and the reaffirmation of Sellers' representations and warranties called for by Section 10.1 of this Agreement shall specifically exclude the exception in Schedule 5.7.



                                   ARTICLE 11
                                   ----------
                            SURVIVAL; INDEMNIFICATION
                            -------------------------
     11.1 Survival of Representations and Warranties
          ------------------------------------------
     Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date. Any right of indemnification pursuant to this
Article 11 with respect to a claimed breach of (a) a representation or warranty shall expire on the second anniversary of the Closing Date, other than any representation or warranty contained in Section 5.5 or 5.9 regarding Transferred Customer Contracts and Customer Deposits which shall expire on the nine month anniversary of the Closing Date, and (b) a covenant or agreement (other than with respect to any Retained Liability or Assumed Liability) shall expire upon the second anniversary of the date by which such covenant or agreement was required to be performed, or if there is no such expiration date of performance, upon the expiration of the statute of limitations period applicable to the breach of such covenant or agreement (in each case, the "Termination Date"), unless on or prior to the Termination Date a Claim (as defined below) has been made to the party from whom indemnification is sought. Provided that a Claim is timely made, it may continue to be asserted beyond the Termination Date of the representation, warranty, covenant or agreement to which such Claim relates. A "Claim" means a written notice asserting a breach of a representation, warranty, covenant, agreement or obligation specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a reasonably detailed description of and estimate (if then reasonable to make) of the amount involved in such breach.

     11.2 Indemnification
          ---------------
     (a) After the Closing Date, Sellers hereby agree to defend, indemnify and hold harmless Buyer, its Affiliates and their respective employees, officers, directors, shareholders, successors and assigns (collectively, the "Buyer Group"), as the case may be, from and against all past, present and future demands, claims, suits, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees, disbursements and expenses (collectively, "Damages") asserted against, imposed upon or incurred by any member of Buyer Group by reason of or resulting from (i) a breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or any other Transaction Document other than the Buyer Lease Agreement, the Technology License Agreement, the Transition Services Agreement and the Call Center Agreement, or (ii) the Retained Liabilities.

     (b) After the Closing Date, Buyer hereby agrees to defend, indemnify and hold harmless Sellers, their respective Affiliates and their respective employees, officers, directors, shareholders, successors and assigns (collectively, the "Seller Group") from and against all Damages asserted against, imposed upon or incurred by any member of the Seller Group by reason of or resulting from (i) a breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or any other Transaction Document other than the Buyer Lease Agreement, the Technology License Agreement, the Transition Services Agreement and the Call Center Agreement ; (ii) the Assumed Liabilities; (iii) the operation of the Business or the Transferred Assets by Buyer and the activities of the Knoxville Employees in relation to the Business after the Closing except to the extent resulting from a fact, circumstance or condition which would give rise to a claim by Buyer under Section 11.2(a); (iv) Buyer or Buyer's representatives' access to and activities in the Longmont Warehouse and Knoxville Facility, including inspection and removal; (v) the Claim of any Transferred Employee to the extent arising out of or relating to any aspect of the employment relationship with Buyer after the Closing Date, including, without limitation, claims, actions, damages, liabilities, costs and expenses relating to the breach of an express or implied contract of employment or of federal, state or other laws or regulations for the protection of persons who are members of a protected class or category of persons, any alteration of an employee's duties or terms and conditions of employment, or any employee termination, but excluding a Claim involving any termination or alleged termination by Sellers, and (vi) a Claim of any Knoxville Employee to the extent arising out of or relating to any aspect of Buyer's conduct in the employment relationship of the Knoxville Employees after the Closing Date, including, without limit, claims, actions, damages, liabilities, costs, and expenses relating to the breach of an express or implied contract of employment or of federal, state or other laws for the protection of persons of a protected class, any alteration of an employee's duties or terms and conditions of employment but excluding any claim in respect of termination.


     (c) Buyer and Sellers agree (i) that there are other Articles in this Agreement which set forth certain covenants, agreements and obligations expressly requiring the payment of money or certain reimbursements, and (ii) that in the event of a Claim arising from an alleged failure to make such payments and/or reimbursements, the remedy for such Claim provided by this Agreement shall be exclusive except in the event of fraud; provided, however, that there shall not be any duplication of payment with respect to any such matter.

     11.3 Third Party Claims
          ------------------
     (a) For purposes hereof, ("Indemnified Party") means the Person entitled to indemnification hereunder and ("Indemnifying Party") means any Person required to provide indemnification hereunder. In the event a claim or Legal Proceeding is instituted against an Indemnified Party by a Person other than a member of Buyer Group or the Seller Group which, if prosecuted successfully, would result in any Damages for which a Person is indemnified under this Agreement (a "Third Party Claim"), the Indemnified Party shall deliver a notice to the Indemnifying Party describing in reasonable detail the nature of the Third Party Claim to the extent then known to the indemnified party (a "Third Party Claim Notice").

     (b) Upon receipt of any Third Party Claim Notice, the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnified Party. The failure of the Indemnified Party to notify the Indemnifying Party of any Third Party Claim shall not relieve the Indemnifying Party of any obligation that it may have with respect to such claim except to the extent the Indemnifying Party's ability to defend such claim has been materially prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party will not be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to such claim. If the Indemnified Party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within twenty business days after notice of such Third Party Claim has been given to the Indemnifying Party, the

          Indemnified Party will have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnified Party shall, upon undertaking the defense of such claim, provide notice thereof to the Indemnifying Party, which shall be deemed a claim for indemnification that is not a Third Party Claim for the purposes of the procedures set forth herein.

     (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Article 11 shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not unreasonably be withheld, conditioned or delayed. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not unreasonably be withheld, conditioned or delayed) unless (A) there is no finding or admission of any violation of law by or on behalf of the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release, from all liability in respect of such Third Party Claim, and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof affected without its consent.

     (d) Each of the Indemnifying Party and the Indemnified Party will provide the other with access to all records, documents and personnel in the other's possession or control to the extent reasonably related to any Third Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records, documents and personnel of the Indemnified Party to the extent reasonably related to any Third Party Claim.

     (e)  Notwithstanding  the  foregoing,  if the Third  Party Claim is a claim related to any performance or failure of performance under any Transferred Customer Contract or any claim of an error in an invoice rendered to a Customer by or on behalf of Sellers on or prior to the Closing Date, as part of efforts to settle such Third Party Claim pursuant to this Article 11, Sellers and Buyer shall have the option to cooperate in good faith promptly to offer to the Customer a remedy for such claim which satisfies the requirements of the related Transferred Customer Contract, with the reasonable, actual costs of providing such remedy to be borne by Sellers, provided that Sellers approve such remedy; and (ii) if Sellers and Buyer are unable to reach agreement on the provision of a remedy acceptable to the Customer, Buyer may, but need not, deal with the Customer independently of Sellers to provide to the Customer a remedy for such claim which satisfies the requirements of the related Transferred Customer Contract. Buyer shall be entitled to receive as Damages from Sellers the actual costs associated with providing such remedy, subject to the limits of the Transferred Customer Contract to the extent such costs are either approved by Sellers or are no more than the reasonable costs of providing such remedies determined in accordance with industry standards.

     11.4 Limitation of Liability
          -----------------------
     (a)  Sellers shall not be required to make any  indemnification  under this
          Article 11 in respect of Damages for matters arising in respect of any matter other than for (i) breaches of covenants and agreements, (ii) Retained Liabilities, and (iii) under Sections 5.6 and 5.12 unless the aggregate amount of such Damages exceeds $500,000 and, upon such amount being exceeded, Sellers shall make such indemnification for the entire amount of Damages. The aggregate liability of Sellers for indemnification under this Article 11 for breach of representations and warranties shall not exceed $5,000,000 and for covenants and agreements shall not exceed $10,000,000; provided, however, that this limit on liability shall not apply to indemnification in respect of breach of the representations and warranties in Sections 5.6 and 5.12, the covenant in Section 7.11 or any Retained Liability.

     (b)  Buyer  shall not be required  to make any  indemnification  under this
          Article 11 in respect of Damages for matters arising in respect of any matter other than for (i) breaches of covenants and agreements and
          (ii) matters to be indemnified pursuant to Section 11.2(b)(ii)-(vi), unless the aggregate amount of Damages indemnified against under such Article exceeds $500,000 and, upon such amount being exceeded, Buyer shall make such indemnification for the entire amount of the Damages. The aggregate liability of Buyer for indemnification under this
          Article 11 for breach of representations and warranties shall not exceed $5,000,000 and for covenants and agreements shall not exceed $10,000,000; provided, however, that this limit on liability shall not apply to indemnification in respect of any matter to be indemnified pursuant to Section 11.2(b)(ii)-(vi).

     (c) No Damages shall be recoverable by any of the Buyer Group pursuant to the provisions of this Article 11 for breach of representation or warranty, and no Claim thereof shall be asserted for such purpose to the extent that such Claim is based upon facts, circumstances or conditions that would render untrue the statements contained in
          Section 6.7 hereunder or Buyer's due diligence certificate attached hereto as Exhibit 9.5(a).

     11.5 Limitation of Damages
          ---------------------
     In calculating any amount payable by Sellers pursuant to Section 11.2(a) or payable by the Buyer pursuant to Section 11.2(b), the Indemnifying Party shall receive credit for any reimbursements credited or received by the Indemnified Party with respect to the matter giving rise to the Claim for indemnification. In addition, notwithstanding anything to the contrary in this Agreement, the liability of any Indemnifying Party under this Agreement shall not exceed the actual damages of the Indemnified Party entitled to indemnification and shall not otherwise include special, consequential, punitive, incidental, indirect, exemplary or other similar damages of the Indemnified Party.

     11.6 No Set-Off Rights
          -----------------
     Notwithstanding anything to the contrary in this Agreement, in no event shall any party who is entitled to indemnification under this Article 11 (or who is asserting rights to indemnification under this Article 11) have the right to set off amounts owed (or asserted to be owed) to such party under this Article

11 against any payment obligation that such party may have to the party from whom indemnification is sought, and any and all such set off rights that may exist under common law, by statute or otherwise are hereby unconditionally waived.

     11.7 Subrogation
          -----------
     Upon  payment  in full of any Claim for  indemnification  pursuant  to this
Article 11 or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any Person with respect to the subject matter of such Claim or Third Party Claim.

     11.8 Exclusive Remedy
          ----------------
     If the Closing occurs, except for Claims relating to fraud and Excluded Disputes (as defined below), the remedies provided in this Agreement constitute the sole and exclusive remedies between the parties for Damages or any other Claims arising under this Agreement or under any other Transaction Document (other than the Buyer Lease Agreement, the Technology License Agreement, the Transition Services Agreement, and the Call Center Agreement).

     11.9 Dispute Escalation and Arbitration
          ----------------------------------
     (a) Dispute Escalation. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a "Dispute") other than (i) a Claim for a preliminary injunction to prevent any breach hereof, (ii) a Dispute to the extent arising out of or relating to Sections 7.3, 7.5, 7.6, 7.8, 7.9 and 7.11 hereunder for which the complaining party is seeking injunctive relief (including specific performance) and (iii) a Dispute involving claims which applicable Law requires be submitted to the tribunal conducting such equitable proceeding (each, an "Excluded Dispute"), then upon the written request of either Party, each of the Parties will appoint a designated senior business executive whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives. No formal proceedings for the resolution of the Dispute under Section 11.9(b) may be commenced until the earlier to occur of
          (a) a good faith mutual conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (b) the 30th day after the initial request to negotiate the Dispute.

     (b) Arbitration. Any Dispute other than an Excluded Dispute that the Parties are unable to resolve through dispute escalation processes pursuant to Section 11.9(a) will be submitted to arbitration in accordance with the following procedures:

          (i) Demand for Arbitration; Location. Either Party may demand arbitration by giving the other Party written notice to such effect, which notice will describe, in reasonable detail, the facts and legal grounds forming the basis for the filing Party's request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by that Party. The arbitration will be held in Chicago, Illinois. The number of arbitrators shall be determined in accordance with the Rules.

          (ii) Identification of Arbitrator. Within 30 days after the other Party's receipt of such demand, the Parties will mutually determine who the arbitrator(s) will be. If the Parties are unable to agree on the arbitrator(s) within that time period, the arbitrator(s) will be selected by the AAA. In any event, the arbitrator(s) will have a background in, and knowledge of, the information technology services industry and will be an appropriate person based on the nature of the Dispute. If a person with such industry experience is not available, the arbitrator(s) will be chosen from the large and complex case panel or, if an appropriate person is not available from such panel, the retired federal judges pool.

          (iii)Conduct of Arbitration. The arbitration will be governed by the Commercial Arbitration Rules of the AAA (the "Rules"), except as expressly provided in this Section 11.9. However, the arbitration will be administered by any organization mutually agreed to in writing by the Parties. If the Parties are unable to agree on the organization to administer the arbitration, it will be administered by the AAA under its procedures for large and complex cases.

          (iv) Scope of Discovery. Discovery will be limited to the request for and production of documents, depositions and interrogatories. Interrogatories will be allowed only as follows: a Party may request the other Party to identify by name, last known address and telephone number (i) all persons having knowledge of facts relevant to the Dispute and a brief description of that person's knowledge, (ii) any experts who may be called as an expert witness, the subject matter about which the expert is expected to testify, the mental impressions and opinions held by the expert and the facts known by the expert (regardless of when the factual information was acquired) which relate to or form the basis for the mental impressions and opinions held by the expert and (iii) any experts who have been used for consultation, but who are not expected to be called as an expert witness, if such consulting expert's opinions or impressions have been reviewed by an expert witness. All discovery will be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree will be submitted to the arbitrator for determination.

          (v) Authority of Arbitrator. The arbitrator will determine the rights and obligations of the Parties according to the laws of the State of Delaware. The arbitrator will not have authority to award damages in excess of the amount or other than the types allowed by Article 11 and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (vi) Joinder of Parties. Each of Sellers and Buyer agree that it will use commercially reasonable efforts to join (and will allow the other Party to join) any third party that the Parties have agreed is indispensable to the arbitration. If any such third party does not agree to be joined, the arbitration will proceed nonetheless.

          (vii)Award. The decision of, and award rendered by, the arbitrator will be final and binding on the Parties. Upon the request of a Party, the arbitrator's award will include written findings of fact and conclusions of law. Judgment on the award may be entered in and enforced by any court of competent jurisdiction. Each Party will bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

          (viii) Exclusive Remedy. Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Section 11.9 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute other than an Excluded Dispute.

     11.10 Enforcement of Agreement
           ------------------------
     The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce with specific performance the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.11 Tax Treatment
           -------------
     Any payment to Buyer under this Article 11 shall be treated by the parties for Tax purposes as an adjustment to the Purchase Price.

                                   ARTICLE 12
                                   ----------
                                   TERMINATION
                                   -----------

     12.1 Methods of Termination
          ----------------------
     The transactions contemplated herein may be terminated at any time prior to the Closing:

     (a)  by mutual agreement of Sellers and Buyer; or

     (b) by either party in the event the Closing shall not have occurred on or before April 30, 2003 (the "Outside Termination Date"); or

     (c) by either Sellers or Buyer, by giving written notice of such termination to the other, if any governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and permanently enjoins or otherwise prohibits consummation of all of the transactions, taken as a whole, contemplated by this Agreement; or

     (d) By either Buyer or Sellers, if there shall have occurred a breach in any material respect of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of the conditions to the obligations of the parties set forth in Sections 9.1 or Section 9.2, in the case of Sellers, or Sections
          10.1 or 10.2, in the case of Buyer, and such breach shall not have been cured within 30 days after the giving of written notice thereof or has not been waived by the other party,provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date is not caused by any material breach of any covenant or other agreement in this Agreement by the party electing to terminate pursuant to this Section 12.1.

     12.2 Procedure Upon Termination
          --------------------------
     In the event of termination of this Agreement pursuant to Section 12.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties hereto. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

     (a) If and to the extent requested, each party will redeliver to the party furnishing the same all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

     (b) Notwithstanding any such termination, Sections 7.5 and 7.6, Article 13, and this Section 12.2 shall remain in full force and effect; and

     (c) Each party hereto, their respective Affiliates or their respective employees, officers, directors or shareholders shall have no liability or further obligation to any other party to this Agreement or its Affiliates or their respective employees, officers, directors or shareholders except as stated in subparagraphs (a) and (b) of this
          Section 12.2.

     12.3 Exclusive Remedies Prior to Closing
          -----------------------------------
     Subject to the parenthetical in the following sentence, prior to Closing, each party agrees that their sole remedies against the other for breach of any representation, warranty, covenant or agreement contained in this Agreement (other than a covenant or agreement contained in Sections 7.5 and 7.6) shall be to elect to (i) terminate this Agreement in accordance with Section 12.1 or (ii) sue for specific performance or other appropriate equitable remedies. In no event shall either party be entitled to monetary damages prior to Closing for the breach by the other of any representation, warranty, covenant or agreement contained in this Agreement (other than a covenant or agreement contained in Sections 7.5 and 7.6.

                                   ARTICLE 13
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     13.1 Expenses
          --------
     Each party shall pay and discharge all liabilities and expenses that it incurred or that were incurred on its behalf in connection with this Agreement and all related documents, including, but not limited to, all fees and expenses of agents, representatives, counsel, and accountants, and all amounts payable with respect to any claim for fees or commissions (if any) with respect to the transactions contemplated by this Agreement.

     13.2 Waiver of Compliance With Bulk Sales Laws
          -----------------------------------------
     Buyer hereby waives compliance with the "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where Sellers own assets to be conveyed to Buyer hereunder and Sellers shall indemnify Buyer with respect to any noncompliance with such bulk sales provisions. Nothing in this paragraph will estop or prevent Buyer or any Seller from asserting as a bar or defense to any action or proceeding brought under applicable bulk sales law that it does not apply to the transfer of the Transferred Assets contemplated under this Agreement.

     13.3 Notices
          -------
     All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand, by facsimile transmission (with a confirmatory copy sent within one business day by courier or overnight carrier), or by courier or overnight carrier, as follows:

                  If to Buyer:         Kable Fulfillment Services, Inc.
                                       641 Lexington Avenue
                                       New York, New York  10022
                                       Attention:  Michael P. Duloc, President
                                       Telephone:        (212) 705-4600
                                       Fax:              (212) 705-4668

                  With a copy to:      Jacobs Persinger & Parker
                                       77 Water Street
                                       New York, New York  10005
                                       Attention:  Edward B. Winslow
                                       Telephone:        (212) 344-1866
                                       Fax:              (212) 742-0938



                  If to Sellers:       EDS, EIS and ERMC
                                       5400 Legacy Drive
                                       Mailstop H3-3A-05
                                       Plano, Texas 75024
                                       Attention: General Counsel
                                       Telephone:        (972) 605-5500
                                       Fax:              (972) 605-5610

or to such other address as any party shall have designated by notice in writing to the other parties.

     13.4 Waivers
          -------
     (a) Prior to or at the Closing, either Buyer, on the one hand, or Sellers, on the other hand, shall have the right to waive any Default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the other under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer or Sellers, as the case may be.

     (b) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     13.5 Amendment
          ---------
     This Agreement may be modified, supplemented or amended only by a written instrument executed by all of the parties hereto.

     13.6 Entire Agreement
          ----------------
     This Agreement (including the exhibits, Sellers Disclosure Schedule and the Buyer Disclosure Schedule) and the other Transaction Documents constitute the complete and exhaustive statement of the agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior statements, representations, warranties, agreements and understandings of the parties, oral and written, with respect to the subject matter hereof and thereof.

     13.7 Applicable Law; Jurisdiction and Venue
          --------------------------------------
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof.

     (b) In the event that a dispute hereunder is subject to legal or equitable action, that action shall be brought in a court of appropriate jurisdiction sitting in Wilmington, New Castle County, Delaware. Buyer and each of Sellers (i) hereby irrevocably submits itself to the jurisdiction of a court of appropriate jurisdiction in that locations, and (ii) to the extent permitted by applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, the defense that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or other Transaction Documents, or the subject matter thereof, may not be enforced in or by such courts. Without limiting the foregoing, each of the parties consents to process being served on it in any such suit, action or proceeding at the address of such party set forth in Section 13.3, and agrees that it would generally prefer any suit action or claim under this Section 13.7 to be heard in federal, not state, court and shall use commercially reasonable efforts to do so if there is applicable jurisdiction.

     13.8 Interpretation
          --------------
     As used in this Agreement, the term "Agreement" is intended to refer to this Agreement and the Buyer Disclosure Schedule and Sellers Disclosure Schedule but not the exhibits to this Agreement. The headings in this Agreement are for convenience of reference only and do not define, limit or describe the scope of this Agreement or the intent of its provisions. Each party to this Agreement has been represented by counsel and this Agreement is to be interpreted as if it were drafted by all and not any one or more of the parties. As used in this Agreement, words are intended to have their ordinary meaning unless capitalized, in which case they are intended to have the meanings specifically given to them in this Agreement or any related agreements. The words "include" and "including" mean "including without limitation." Examples are given without any intention of limitation to the specifics of the example. References to the singular include the plural. References to he, she or it refer to all genders and objects. As used in this Agreement and the other Transaction Documents, accounting terms not otherwise defined, or only partially defined, shall have the meanings given to them under GAAP. To the extent that the definitions of accounting terms in the Transaction Documents are inconsistent with the meanings of such terms under GAAP, the definitions contained in the Transaction Documents shall control.

     13.9 Severability
          ------------
     Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.10 Certain Definitions
           -------------------
     For purposes of this Agreement, the following terms will have the meanings ascribed to them in this Section 13.10:

     "Accounting Firm" shall have the meaning assigned in Section 3.2(d).

     "Additional Payment" shall have the meaning assigned in Section 3.1(c).

     "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

     "Assumed Liabilities" shall have the meaning assigned in Section 2.1.

     "Business" shall have the meaning assigned in Section 1.3.

     "Buyer Disclosure Schedule" shall mean the written information entitled "Buyer Disclosure Schedule to Asset Purchase Agreement" delivered by Buyer to Sellers prior to the execution of this Agreement describing the matters contained therein.

     "Buyer  Lease  Agreement"  shall  have  the  meaning  assigned  in  Section
     4.2(a)(i).

     "Buyer Material Adverse Effect" shall mean a material adverse effect on the assets, business, financial condition, or results of operations of Buyer, or on the ability of Buyer to consummate the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that Buyer Material Adverse Effect shall not be deemed to include the impact of
     (i) the public announcement of the transactions contemplated by this Agreement, (ii) changes affecting as a whole any industry in which Buyer operates, (iii) any change in the trading prices or volumes of the capital stock of Buyer, (iv) the implementation of changes in GAAP, (v) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (vi) actions or omissions of Buyer or any of its Affiliates or their respective employees, officers, directors or shareholders taken or permitted with the prior written consent of Sellers,
     (vii) the direct effects of compliance with the terms of this Agreement, including expenses incurred by Buyer and its Affiliates or their respective employees, officers, directors or shareholders in consummating the transactions contemplated by this Agreement, (viii) the effects of conditions or events resulting from general financial, political, economic or market conditions (including the suspension of trading in securities on the New York Stock Exchange); or (ix) the effects of conditions or events resulting from an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including the occurrence of a terrorist attack.

     "Buyer's Benefits" shall have the meaning assigned in Section 8.2(a).

     "Closing" shall have the meaning assigned in Section 4.1.

     "Closing Date" shall have the meaning assigned in Section 4.1.

     "Closing Date Statement" shall have the meaning assigned in Section 3.2(b).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collectible  Accounts  Receivable"  shall  have the  meaning  assigned  in
     Section 7.10(e).

     "Collectible Accounts Receivable Collection Fee" shall have the meaning assigned in Section 7.10(e).

     "Collection Assistance Period" shall have the meaning assigned in Section 7.10(c).

     "Collection Fee" shall have the meaning assigned in section 7.10(e).

     "Confidential Information" shall have the meaning assigned in Section 7.5.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption or similar affirmation.

     "Consideration" shall have the meaning assigned in Section 3.1(a).

     "Contest" shall have the meaning assigned in Section 3.3(c).

     "Contract" shall mean any agreement or contract.

     "Customer" shall mean a customer that is a party to a Transferred Customer Contract.

     "Customer Accounts Receivable" shall mean all accounts receivable, notes, bonds and other evidence of indebtedness and other rights to receive payments to the extent arising out of Sellers' performance of the Transferred Customer Contracts on or before the Closing Date.

     "Customer Deposits" shall mean the Customer Postage Deposits and amounts paid on deposit by Customers in respect of services to be rendered after the Closing Date pursuant to a Transferred Customer Contract.

     "Customer Postage Deposits" shall mean amounts paid on deposit by Customers in respect of postage pursuant to a Transferred Customer Contract.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Law, or Permit, or (ii) any occurrence of any event that would give rise to a right to terminate or revoke, adversely change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any contract, Law, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or Buyer Material Adverse Effect, as applicable.

     "Deferred Transferred Asset" shall have the meaning assigned in Section 4.3(b).

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

     "Designated Employees" shall have the meaning assigned in Section 8.1(a).

     "Early Collectible Accounts Receivable Collection Fee" shall have the meaning assigned in Section 7.10(e)(i).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any entity shall mean any other entity that, together with such entity would be treated as a single employer under Section 414 of the Code.

     "ERISA Plans" shall mean "employee benefit plan" as such term is defined in
     Section 3(3) of ERISA.

     "Estimated Net Customer Postage Deposit Amount" shall have the meaning assigned in Section 3.2(a).

     "Estimated  Inventory  Differential"  shall have the  meaning  assigned  in
     Section 3.2(a).

     "Excluded Receivables" shall have the meaning assigned in Section 7.10.

     "Fixed Assets" shall mean machinery, equipment, including computer hardware and firmware, telecommunications equipment and other office equipment, vehicles, supplies, materials, tools and other items of tangible personal property and all maintenance and other records related thereto.

     "Financial Statements" shall have the meaning assigned in Section 5.4.

     "GAAP"   shall  mean  U.S.   generally   accepted   accounting   principles
     consistently applied.

     "Guaranty" shall mean that certain Guaranty executed by Kable News Company, Inc., an Illinois corporation, in favor of Sellers as of even date herewith.

     "Intellectual Property Rights" shall mean rights in and to (i) U.S. and foreign trademarks and trademark registrations, trade names and trade name registrations, service marks and service mark registrations, logos and any applications or pending applications related to any of the foregoing, and common law trademarks and service marks (collectively "Trademarks"); (ii) U.S. and foreign copyright registrations and any applications or pending applications related to any of the foregoing, and any unregistered and common law copyrights (including any and all rights in and to "Software" defined in the following clause (iii)) (collectively "Copyrights"); (iii) computer software and database software including, but not limited to, applications and programs and all representations thereof (collectively, "Software"); and (iv) know-how, trade secrets and confidential information, internet web sites and domain names (collectively, "Miscellaneous Intellectual Property Rights").

     "Inventory Differential" shall have the meaning assigned in Section 3.2(a).

     "Knoxville Employee" shall have the meaning assigned in Section 7.13(b).

     "Knoxville Facility" shall have the meaning assigned in Section 7.13(a).

     "Knoxville Transition Period" shall have the meaning assigned in Section 7.13(b).

     "Laws" shall mean any law (including common law), statute, code, rule, regulation, reporting licensing or permitting requirement, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other

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

     political subdivision, including those promulgated, interpreted or enforced by any governmental or regulatory authority.

     "Legal Proceeding" means any action, suit, inquiry, proceeding or investigation by or before any United States, federal, state or local or foreign court or governmental or other regulatory or administrative agency or commission or arbitral body.

     "Lien" shall mean any lien, encumbrance, mortgage, pledge, hypothecation, security interest, conditional sale agreement, title reservation, title restriction, or title retention or other security arrangement.

     "Longmont  Removal  Period"  shall  have the  meaning  assigned  in Section
     7.12(a).

     "Longmont Warehouse" shall have the meaning assigned in Section 7.12(a).

     "Louisville Facility" shall have the meaning assigned in Section 5.7.

     "Louisville Master Lease" shall have the meaning assigned in Section 5.7.

     "Material Contracts" shall have the meaning assigned in Section 5.9.

     "Net Customer  Postage Deposit  Amount" shall have the meaning  assigned in
     Section 3.2(a).

     "New Receivable" shall have the meaning assigned in Section 7.10(d).

     "Past Service" shall have the meaning assigned in Section 8.2(b).

     "Permit" shall have the meaning assigned in Section 1.1(g).

     "Permitted Liens" shall have the meaning assigned in Section 5.5.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Postage Prepaids" shall have the meaning set forth in Section 1.1(e).

     "Primedia Contract" shall have the meaning assigned in Section 3.1(c).

     "Purchase Price" shall have the meaning assigned in Section 3.1(a).

     "Real Property Site" shall mean the real property at 333 and 335 Centennial Blvd., Louisville, Colorado to be subleased to Buyer pursuant to the Buyer Lease Agreement.

     "Representative" shall have the meaning assigned in Section 6.7(a).

     "Retained Assets" shall have the meaning assigned in Section 1.2.

     "Retained Liabilities" shall have the meaning assigned in Section 2.2.

     "Seller Group" shall have the meaning assigned in Section 11.2(b).

     "Sellers Disclosure Schedule" shall mean the written information entitled "Sellers Disclosure Schedule to Asset Purchase Agreement" delivered by Sellers to Buyer prior to the execution of this Agreement describing the matters contained therein.

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

     "Seller Material Adverse Effect" shall mean a material adverse effect on the assets, business, financial condition, or results of operations of the Business, or on the ability of Sellers to consummate the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that Seller Material Adverse Effect shall not be deemed to include the impact of (i) the public announcement of the transactions contemplated by this Agreement, (ii) changes affecting as a whole the industry in which the Business or any Seller operates, (iii) any change in the trading prices or volumes of the capital stock of EDS, (iv) the implementation of changes in GAAP, (v) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (vi) actions or omissions of Sellers or any of their Affiliates or their respective employees, officers, directors or shareholders taken or permitted with the prior written consent of Buyer,
     (vii) the direct effects of compliance with the terms of this Agreement, including expenses incurred by Sellers and their Affiliates or their respective employees, officers, directors or shareholders in consummating the transactions contemplated by this Agreement, (viii) the effects of conditions or events resulting from general financial, political, economic or market conditions (including the suspension of trading in securities on the New York Stock Exchange); or (ix) the effects of conditions or events resulting from an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including the occurrence of a terrorist attack.

     "Software" shall have the meaning assigned in Section 1.1(b).

     "Stale Accounts Receivable" shall have the meaning assigned in Section 7.10(a).

     "Subscription  Fulfillment  Services"  shall have the  meaning  assigned in
     Section 1.3.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including all income, gross receipts, sales, use, value added, ad valorem, real estate transfer, documentary stamp, gains, bulk sales, profits, license, withholding, payroll, employment, social security, unemployment, excise, severance, property or other similar taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto imposed by any United States federal, state, local or foreign governmental authority.

     "Tax Return" shall mean any return, report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign governmental authority in connection with any determination, assessment or collection of any Tax or other administration of any Laws, regulations or administrative requirements.

     "Transaction Documents" shall mean, collectively, this Agreement, the Buyer Lease Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Technology License Agreement, the Transition Services Agreement, the Call Center Agreement, the Other Conveyance Documents, the IP Assignment, the Guaranty and all other agreements contemplated by this Agreement or otherwise executed in connection with this Agreement or the Closing, including all exhibits and schedules hereto and thereto, and all certificates delivered in connection herewith and therewith.

     "Transfer Taxes" shall have the meaning assigned in Section 3.3(a).

     "Transferred Assets" shall have the meaning assigned in Section 1.1.

     "Transferred Books and Records" shall have the meaning assigned in Section 1.1(f).

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

     "Transferred Contracts" shall have the meaning assigned in Section 1.1(c).

     "Transferred Customer Contracts" shall have the meaning assigned in Section 1.1(c).

     "Transferred Employees" shall have the meaning assigned in Section 8.1(a).

     "Transferred Intellectual Property Rights" shall have the meaning assigned in Section 1.1(b).

     "Transferred Permits" shall have the meaning assigned in Section 1.1(g).

     "Transferred Prepaids" shall have the meaning assigned in Section 1.1(e).

     "Transferred Vendor Contracts" shall have the meaning assigned in Section 1.1(d).

     "WARN Obligations" means the obligations of an employer to employees pursuant to the federal Worker Adjustment and Retraining Notification Act or any similar state or local law

     13.11 Relationship of the Parties
           ---------------------------
     The relationship between Sellers and Buyer established by this Agreement is solely that of vendor and vendee and nothing contained herein shall be deemed to create a joint venture among Buyer and Sellers. No party, its agents or employees shall be deemed the agent or servant of another party and no party shall have the right or authority to enter into any contract or commitment, in the name of or on behalf of the other party, or purport to bind the other party in any manner whatsoever.

     13.12 Assignments
           -----------
     Except as otherwise expressly provided in this Agreement, this Agreement may not be assigned (whether by operation of law or otherwise) by any party hereto without the prior written consent of the other party; provided, however, that either any Seller or Buyer has the right, without the consent of Buyer or Sellers, respectively, to assign or delegate to any direct or indirect subsidiary of such party any or all rights or obligations under this Agreement; provided further that such assignment or delegation shall not relieve the assignor from responsibility for performance of its obligations under this Agreement.

     13.13 Binding Effect; Benefits
           ------------------------
     This Agreement shall inure to the benefit of, and be binding upon, the parties to it and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person other than the parties to it and their respective successors, permitted assigns and other transferees, any rights or remedies under or by reason of this Agreement. Sellers agree to cause their respective successors and permitted assigns to agree in writing to perform all of its covenants and agreements contained in this Agreement upon a sale of all or substantially all of the assets of Sellers.

     13.14 Counterparts
           ------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties as of the date first above written.

                                          KABLE FULFILLMENT SERVICES, INC.
                                          By:        /s/  Michael P. Duloc
                                                   -----------------------
                                          Name:    Michael P. Duloc
                                          Title:   President



                                          ELECTRONIC DATA SYSTEMS
                                          CORPORATION
                                          By:        /s/  Paula Kruger
                                                   -----------------------
                                          Name:    Paula Kruger
                                          Title:   President, CRM


                                          EDS INFORMATION SERVICES LLC
                                          By:        /s/  Paula Kruger
                                                   -----------------------
                                          Name:    Paula Kruger
                                          Title:   President, CRM



                                          EDS RESOURCE MANAGEMENT
                                          CORPORATION
                                          By:        /s/  Paula Kruger
                                                   -----------------------
                                          Name:    Paula Kruger
                                          Title:   President, CRM


                                       55